EXHIBIT 10.12

CREDIT AGREEMENT

Dated as of December 30, 2004

between

TRX, INC.

and

BANK OF AMERICA, N.A.

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	ARTICLE IV.
	CONDITIONS PRECEDENT TO CREDIT extensions

4.01	Conditions of Initial Credit Extension	37
4.02	Conditions to all Credit Extensions	39

	ARTICLE V.
	REPRESENTATIONS AND WARRANTIES

5.01	Existence, Qualification and Power; Compliance with Laws	39
5.02	Authorization; No Contravention	39
5.03	Governmental Authorization; Other Consents	40
5.04	Binding Effect	40
5.05	Financial Statements; No Material Adverse Effect	40
5.06	Litigation	41
5.07	No Default	41
5.08	Ownership of Property; Liens	41
5.09	Environmental Compliance	41
5.10	Insurance	41
5.11	Taxes	41
5.12	ERISA Compliance	42
5.13	Subsidiaries; Equity Interests and Other Investments	42
5.14	Margin Regulations; Investment Company Act; Public Utility Holding Company Act	43
5.15	Disclosure	43
5.16	Compliance with Laws	43
5.17	Intellectual Property; Licenses, Etc	43
5.18	Material Agreements	44
5.19	Collateral	44
5.20	Owned and Leased Real Property	44

	ARTICLE VI.
	AFFIRMATIVE COVENANTS

6.01	Financial Statements	45
6.02	Certificates; Other Information	46
6.03	Notices	47
6.04	Payment of Obligations	48
6.05	Preservation of Existence, Etc	48
6.06	Maintenance of Properties	48
6.07	Maintenance of Insurance	48
6.08	Compliance with Laws	49
6.09	Books and Records	49
6.10	Inspection Rights	49
6.11	Use of Proceeds	49
6.12	New Subsidiaries and Pledgors	49

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6.13	Deposit Accounts and Treasury Management Arrangements	51

	ARTICLE VII.
	NEGATIVE COVENANTS

7.01	Liens	51
7.02	Investments	52
7.03	Indebtedness	53
7.04	Fundamental Changes	54
7.05	Dispositions	54
7.06	Restricted Payments	55
7.07	Change in Nature of Business	55
7.08	Transactions with Affiliates	55
7.09	Burdensome Agreements	55
7.10	Use of Proceeds	56
7.11	Payment of Seller Indebtedness	56
7.12	Modifications to Subordinated Indebtedness	56
7.13	Financial Covenants	56
7.14	Capital Expenditures	57

	ARTICLE VIII.
	EVENTS OF DEFAULT AND REMEDIES

8.01	Events of Default	57
8.02	Remedies Upon Event of Default	60
8.03	Application of Funds	60

	ARTICLE IX.
	MISCELLANEOUS

9.01	Amendments; Etc	60
9.02	Notices, Effectiveness; Electronic Communication	60
9.03	No Waiver; Cumulative Remedies	61
9.04	Expenses; Indemnity; Damage Waiver	62
9.05	Payments Set Aside	63
9.06	Successors and Assigns	63
9.07	Confidentiality	65
9.08	Right of Setoff	65
9.09	Interest Rate Limitation	66
9.10	Counterparts; Integration; Effectiveness	66
9.11	Survival of Representations and Warranties	66
9.12	Severability	67
9.13	Governing Law; Arbitration, Jury Trial Waiver	67
9.14	USA PATRIOT Act Notice	68
9.15	Time of the Essence	68

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SCHEDULES

1.01	Existing Letters of Credit
2A.03(a)	Collateral Information
5.05	Supplement to Interim Financial Statements
5.13	Subsidiaries; Other Investments; Equity Interests in the Borrower
5.17	Intellectual Property
5.18	Material Agreements
5.20(a)	Owned Real Property
5.20(b)	Leased Real Property
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
9.02	Lending Office, Addresses for Notices

EXHIBITS
Form of

A	Loan Notice
B	Note
C	Compliance Certificate
D	Guaranty
E-l	Opinion of McKenna Long & Aldridge LLP
E-2	Opinion of Alexander & Simon

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CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of December 30, 2004 by and between TRX, INC., a Georgia corporation (the “Borrower”), and BANK OF AMERICA, N.A. (the “Lender”).

The Borrower has requested that the Lender provide a revolving credit facility, which will include a letter of credit subfacility, and the Lender is willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Credit Agreement.

“Applicable Rate” means a per annum rate equal to:

(a)	with respect to Base Rate Loans, 2.00%;

(b)	with respect to Eurodollar Rate Loans and Letters of Credit, 4.00%; and

(c)	with respect to the commitment fee, 0.75%.

“Approved Fund” means any Fund that is administered or managed by (a) the Lender, (b) an Affiliate of the Lender or (c) an entity or an Affiliate of an entity that administers or manages the Lender.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2003, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Availability Period” means the period from and including the Closing Date to the earlier of (a) the Maturity Date and (b) the date of termination of the Commitment.

“Bank of America” means Bank of America, N.A. or any successor thereof.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“BCD” means BCD Holdings N.V., a corporation organized under the laws of the Netherlands Antilles.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Lending Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Capital Contribution Agreement” means the Capital Contribution Agreement dated as of the Closing Date among BCD, the Borrower and the Lender for the benefit of itself and the other Secured Parties.

“Capital Expenditures” means for any period the sum of (without duplication) (a) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and its Subsidiaries during such period for items that are capitalized that would be classified as “property, plant or equipment” or comparable items on the consolidated balance sheet of the Borrower and its Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, and (b) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and its Subsidiaries during such period for the cost of developing computer software that are capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries.

“Capital Leases” means any lease which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

“Cash Collateralize” has the meaning specified in Section 2.03(f).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding (i) any member of the Existing Control Group (as defined below) and (ii) any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the Voting Equity Interests of the Borrower on a fully-diluted basis (and taking into account all such Equity Interests that such person or group has the right to acquire pursuant to any option right);

(b) any individual(s) or entity(s) acting in concert (other than any member of the Existing Control Group) shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over the Voting Equity Interests of the Borrower on a fully-diluted basis (and taking into account all such Equity Interests that such individual(s) or entity(s) or group has the right to acquire pursuant to any option right) representing 25% or more of the combined voting power of all such Equity Interests; or

(d) John A. Fentener van Vlissingen (the “Controlling Shareholder”), his Family (as defined below) and/or a Family Trust (as defined below) shall fail to collectively own, directly or indirectly, (i) prior to a Qualifying Public Offering, at least 51% of the Voting Equity Interests of the Borrower on a combined basis, or (ii) after a Qualifying Public Offering, at least 40% of the Voting Equity Interests of the Borrower on a combined basis.

As in this definition, (i) “Existing Control Group” means the Controlling Shareholder, his Family, any Family Trust and any Person which is Controlled individually or collectively by the foregoing and in which the Controlling Shareholder, his Family or any Family Trust, individually or collectively own, directly or indirectly, at least 51% of the Voting Equity Interests on a full diluted basis, (ii) “Family” means the descendants and blood relatives to the second degree of consanguinity of the Controlling Shareholder, and (iii) “Family Trust” means any trust for the exclusive benefit of the Controlling Shareholder or his Family, so long as the Controlling Shareholder has the exclusive right to Control such trust.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived by the Lender in accordance with Section 9.01.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means, collectively, all real and personal property (other than Equity Interests in Subsidiaries to the extent such Equity Interests are not Pledged Interests) now owned or hereafter acquired by any Grantor and any other property of any Person in which the Lender is granted a Lien under any Security Instrument as security for all or any portion of the Obligations.

“Commitment” means the obligation of the Lender to make Loans and L/C Credit Extensions hereunder in an aggregate principal amount at any one time not to exceed $10,000,000, as such amount may be adjusted from time to time in accordance with this Agreement.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) other non-recurring expenses of the Borrower and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, and (v) the Specified Non-Recurring Items and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of the Borrower and its Subsidiaries for such period, (ii) all non-cash items increasing Consolidated Net Income for such period, and (iii) the amount of any cash expenditures made during such period related to non-recurring expenses included pursuant to item (a)(iv) above in computing Consolidated EBITDA during any prior period.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum (without duplication) of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services, (e) Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary. Notwithstanding the foregoing, “Consolidated Funded Indebtedness” shall not include trade accounts payable in the ordinary course of business.

“Consolidated Interest Charges” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP, and (c) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under Synthetic Lease Obligations that would be treated as interest in accordance with GAAP were such obligations accounted for as Capital Leases.

“Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries (excluding extraordinary gains but including extraordinary losses) for that period.

“Consolidated Senior Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness (including the Obligations and excluding any portion of Subordinated Indebtedness that by its terms or by the terms of any instrument or agreement relating thereto does not mature on demand or within one year from the date of determination (other than, on and after November 15, 2005, the Convertible Notes and the Sabre Note)) as of such date to (b) Consolidated EBITDA for the period of the twelve calendar months most recently ended.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Convertible Notes” means, collectively, (a) that certain convertible promissory note dated as of November 16, 2001, from the Borrower to Hogg Robinson Holdings BV in an original principal amount of $1,039,873, (b) that certain convertible promissory note dated as of July 1, 2002, from the Borrower to WorldTravel Partners I, LLC in an original principal amount of $2,600,000, (c) that certain amended and restated convertible promissory note dated as of July 2, 2002, from the Borrower to BCD Technology, SA in an original principal amount of $1,052,022, and (d) that certain convertible promissory note dated as of November 16, 2001, from the Borrower to Davis Family Holdings, LLC in an original principal amount of $308,105.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means each of the following: (a) a borrowing of a Loan and (b) an L/C Credit Extension.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum, in all cases to the fullest extent permitted by applicable Laws.

“Direct Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary if Equity Interests representing more than 50% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests of such Person are owned by the Borrower, a Domestic Subsidiary or any combination thereof.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Eligible Assignee” means (a) an Affiliate of the Lender; (b) an Approved Fund; and (c) any other Person (other than a natural person) approved by the Borrower (such approval not to be unreasonably withheld or delayed); provided that no such approval shall be required if an Event of Default has occurred and is continuing.

“Eligible Securities” means the following obligations and any other obligations previously approved in writing by the Lender:

(a) Government Securities;

(b) obligations of any corporation organized under the laws of any state of the United States payable in the United States, expressed to mature not later than 180 days following the date of issuance thereof and rated A or A-2 or better by S&P or Moody’s; and

(c) non-interest bearing demand deposits and interest bearing demand or time deposits or certificates of deposit maturing within one year from the date of issuance, in each case either issued by a Lender or by a commercial bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $500,000,000 and being rated “A” or better by S&P or “A” or better by Moody’s.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Eurodollar Base Rate” has the meaning specified in the definition of Eurodollar Rate.

“Eurodollar Rate” means, for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by the Lender pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate
1.00 – Eurodollar Reserve Percentage

Where,

“Eurodollar Base Rate” means, for such Interest Period (rounded upwards, as necessary, to the nearest 1/100 of 1%) the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Lender from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Base Rate” for such Interest Period shall be the rate per annum determined by the Lender to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Lender and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to the Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System of the United States for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Taxes” means, with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located, and (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located.

“Existing Letters of Credit” means the Letters of Credit set forth on Schedule 1.01.

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Borrower shall have permanently terminated the credit facilities under the Loan Documents by final payment in full of all Outstanding Amounts, together with all accrued and unpaid interest and fees thereon, other than (i) the undrawn portion of Letters of Credit and (ii) all letter of credit fees relating thereto accruing after such date (which fees shall be payable solely for the account of the Lender and shall be computed (based on interest rates and the Applicable Rate then in effect) on such undrawn amounts to the respective expiry dates of the Letters of Credit), in each case as have been fully Cash Collateralized or as to which other arrangements with respect thereto satisfactory to the Lender shall have been made; (b) all Commitments shall have terminated or expired; (c) the obligations and liabilities of the Borrower and each other Loan Party under all Related Credit Arrangements shall have been fully, finally and irrevocably paid and satisfied in full and the Related Credit Arrangements shall have expired or been terminated, or other arrangements satisfactory to the counterparties shall have been made with respect thereto; and (d) the Borrower and each other Loan Party shall have fully, finally and irrevocably paid and satisfied in full all other Obligations (except for obligations consisting of continuing indemnities and other contingent Obligations of the Borrower or any Loan Party that may be owing to the Lender and each of its Related Parties pursuant to the Loan Documents and expressly survive termination of the Credit Agreement or any other Loan Document).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Lender on such day on such transactions as determined by the Lender.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Government Securities” means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States or any agency or instrumentality thereof so long as such obligations are rated A or A-2 or better by S&P and Moody’s, respectively.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantor” has the meaning specified in Section 2A.03.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, all Domestic Subsidiaries of the Borrower as of the Closing Date and each other Person that from time to time becomes a party to the Guaranty (including by execution of a Guaranty Joinder Agreement).

“Guaranty” means the Guaranty made by the Guarantors in favor of the Lender, substantially in the form of Exhibit D.

“Guaranty Joinder Agreement” means each Guaranty Joinder Agreement, substantially in the form thereof attached to the Guaranty, executed and delivered by a Subsidiary to the Lender pursuant to Section 6.12 or otherwise.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 90 days after the date on which such trade account payable was created);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) Capital Leases and Synthetic Lease Obligations;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 9.04(b).

“Inflow Access Agreement” means that certain Access Agreement dated as of December 30, 2004, among the Lender, the Borrower and Inflow, Inc.

“Inflow Agreement” means that certain Data Network Exchange Facility Services Agreement effective as of January 31, 2001, between the Borrower and Inflow, Inc., as amended.

“Intellectual Property” means trademarks and service marks (whether registered or unregistered) and trade names, patents (including any continuations, continuations in part, renewals and applications for any of the foregoing), copyrights (including any registrations and applications therefor and whether registered or unregistered), computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, databases, including any and all collections of data, whether machine readable or otherwise (but excluding off-the-shelf software or software subject to shrink-wrap or click-wrap licenses), original works of authorship, mask works, technology, trade secrets, know how, proprietary processes, formulae, algorithms, models, user interfaces, inventions, discoveries, concepts, ideas, techniques, methods, source codes, object codes, methodologies and, with respect to all of the foregoing, related confidential data or information and any licenses of the foregoing.

“Interest Payment Date” means, as to any Loan, the last Business Day of each month, the last day of each Interest Period and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, or three months thereafter, as selected by the Borrower in its Loan Notice; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other

Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit of such Person or all or substantially all of the assets of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit Application, the Letter of Credit Application and any other document, agreement and instrument entered into by the Lender and the Borrower (or any Subsidiary) or in favor of the Lender and relating to any such Letter of Credit.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lending Office” means the office or offices of the Lender described as such on Schedule 9.02, or such other office or offices as the Lender may from time to time notify the Borrower.

“Letter of Credit” means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Lender.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to $500,000. The Letter of Credit Sublimit is part of, and not in addition to, the Commitment.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” has the meaning specified in Section 2.01.

“Loan Documents” means this Agreement, the Note, the Security Instruments, each Issuer Document, the Guaranty and the Capital Contribution Agreement.

“Loan Notice” means a notice of (a) a borrowing of a Loan, (b) a conversion of a Loan from one Type to the other, or (c) a continuation of a Eurodollar Rate Loan as the same Type, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Loan Parties” means, collectively, the Borrower and the Guarantors.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower or any Subsidiary; (b) a material impairment of the ability of any Loan Party or BCD to perform its material obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party or BCD of any Loan Document to which it is a party.

“Material Agreements” has the meaning specified in Section 5.18.

“Maturity Date” means August 31, 2006.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Note” means a promissory note made by the Borrower in favor of the Lender evidencing Loans made by the Lender, substantially in the form of Exhibit B.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit or any Related Credit Arrangement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Opodo” means Opodo Limited, a UK limited company.

“Orangeburg Assets” means the Borrower’s assets that are located at 179 Regional Parkway, Orangeburg, SC 29118, on the Closing Date.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (i) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Paris Assets” means the assets of TRX France S.á.r.l.

“Participant” has the meaning specified in Section 9.06(c).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiempoyer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ER1SA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Lien” has the meaning specified in Section 7.01.

“Permitted Parent Subordinated Indebtedness” means Indebtedness of the Borrower to BCD that is subordinated to the Obligations in a manner acceptable to Lender in its sole discretion and satisfies the following terms and conditions: (i) no portion of such Indebtedness shall be required to be paid, whether by stated maturity, mandatory or scheduled prepayment or redemption or otherwise, prior to the date which is at least 160 days after the Maturity Date; (ii) the documents, instruments and other agreements pursuant to which such Indebtedness shall be issued or outstanding shall contain only such covenants, defaults and events of default acceptable to the Lender in its sole discretion; (iii) no Liens or security interests on or in the assets or properties of any Loan Party shall be granted (or arise at any time) to secure the repayment of such Indebtedness; and (iv) such Indebtedness shall not be Guaranteed by any Loan Party.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Pledge Agreement” means the Securities Pledge Agreement dated as of the Closing Date among the Borrower, certain Guarantors and the Lender for the benefit of itself and the other Secured Parties.

“Pledge Agreement Supplement” means each Pledge Agreement Supplement, substantially in the form thereof attached to the Pledge Agreement.

“Pledge Joinder Agreement” means each Pledge Joinder Agreement, substantially in the form thereof attached to the Pledge Agreement, executed and delivered by a Guarantor or any other Person to the Lender pursuant to Section 6.12 or otherwise.

“Pledged Equity Interests” means, collectively, (a) 100% of the Equity Interests owned by each Loan Party in each Person that is a Domestic Subsidiary on the Closing Date, (b) 100% of the Equity Interests owned by each Loan Party (or any Person that is required to become a Loan Party) in each Person that is a Domestic Subsidiary and is formed or acquired after the Closing Date, (c) 66% of all Voting Equity Interests of each Person that is a Direct Foreign Subsidiary on the Closing Date (or, if less, 100% of the Voting Equity Interests of such Subsidiary owned by any Loan Party) and 100% of all other Equity Interests of such Subsidiary owned by any Loan Party, and (d) 100% of all Voting Equity Interests owned by each Loan Party (or any Person that is required to become a Loan Party) in each Person that is a Direct Foreign Subsidiary and is formed or acquired after the Closing Date (or, if less, 100% of the Voting Equity Interests of such Subsidiary owned by any Loan Party or such Person required to become a Loan Party) and 100% of all other Equity Interests of such Subsidiary owned by any Loan Party or such Person required to become a Loan Party.

“Qualifying Public Offering” means an underwritten public offering of shares of the Borrower’s common stock registered under the Securities Act of 1933, as amended; provided, that (a) the number of shares of Common Stock sold in such offering is not less than 20% of the issued and outstanding common stock of the Borrower following such offering, on a fully diluted basis, or (b) the aggregate gross proceeds to the Borrower from such offering is not less than $50,000,000.

“Related Credit Arrangement” means, collectively, any Related Swap Contracts and any Related Treasury Management Arrangements.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Related Swap Contracts” means all Swap Contracts which are entered into or maintained with the Lender or an Affiliate of the Lender.

“Related Treasury Management Arrangement” means all arrangements for the delivery of treasury management services to or for the benefit of any Loan Party which are entered into or maintained with the Lender or an Affiliate of the Lender.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a borrowing, conversion or continuation of a Loan, a Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Person thereof).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sabre Note” means that certain Senior Secured Convertible Promissory Note dated as of November 16, 2001, from the Borrower to Sabre Investments, Inc. in an original principal amount of $15,000,000, as amended by that certain First Amendment dated April 23, 2003.

“Sabre Note Documents” means the Sabre Note and the Guaranty dated as of even date therewith executed by TRX Data Services, Inc. (f/k/a Arthur H. Ltd.), TRX Fulfillment Services, LLC, and TRX Technology Services, L.P.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means, collectively, the Lender and each Affiliate of the Lender that is a party to any Related Credit Arrangement.

“Security Agreement” means the Security Agreement dated as of the Closing Date by the Borrower and one or more of the Guarantors to the Lender for the benefit of itself and the other Secured Parties.

“Security Instruments” means, collectively or individually as the context may indicate, the Pledge Agreement (including the Pledge Joinder Agreements and the Pledge Agreement Supplements), the Security Agreement (including the Security Joinder Agreements), and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower or any Subsidiary or other Person shall grant or convey to the Lender a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations.

“Security Joinder Agreement” means each Security Joinder Agreement, substantially in the form thereof attached to the Security Agreement, executed and delivered by a Guarantor or any other Person to the Lender pursuant to Section 6.12 or otherwise.

“Seller Indebtedness” means, collectively, (a) the Indebtedness of TRX Luxembourg, S.a.r.I to Kuoni Reisen Holding AG pursuant to that certain Loan Agreement dated as of January 5, 2004, and guarantee of such Indebtedness by the Borrower set forth therein, (b) the Indebtedness of TRX Luxembourg, S.a.r.I to Hogg Robinson plc pursuant to that certain TRX Lux Loan Agreement dated as of January 1, 2004, and guarantee of such Indebtedness by the Borrower set forth therein, and (c) the Indebtedness of TRX Europe, Ltd. to Hogg Robinson plc pursuant to that certain Amended and Restated ETRX Loan Agreement dated as of January 1, 2004, and guarantee of such Indebtedness by the Borrower set forth therein.

“Specified Non-Recurring Items” means the following non-recurring expenses or charges incurred in any fiscal quarter of the Borrower ending on or before June 30, 2005: (a) up to $1,500,000 of expenses and charges associated with the opening of the Borrower’s facility in Bangalore, India; (b) up to $2,300,000 of severance and lease termination expenses associated with the closure of the Borrower’s facilities in Orangeburg, South Carolina and Paris, France; (c) up to $1,200,000 of severance and lease termination expenses associated with the closure of the Borrower’s facility in Zurich, Switzerland, and (d) up to $700,000 for non-cash stock compensation.

“Subordination Agreement” means, collectively, (a) the Intercreditor and Subordination Agreements dated as of the Closing Date among each holder of a Convertible Note, the Borrower and the Lender, (b) the Intercreditor and Subordination Agreement dated as of the Closing Date among Sabre Investments, Inc., the Borrower, and the Lender, and (c) and each other agreement now or hereafter in effect that subordinates the payment and performance of any Indebtedness (including any Permitted Parent Subordinated Indebtedness) to the Obligations, including any such provisions contained within the instrument or agreement evidencing such Indebtedness.

“Subordinated Indebtedness” means the Convertible Notes, the Sabre Note, any Permitted Parent Subordinated Indebtedness, and any other Indebtedness that is subordinated to the Obligations in a manner acceptable to Lender in its sole discretion, but shall not include the Hopley Note or the Seller Indebtedness.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include the Lender or any Affiliate of the Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Hopley Note” means that certain Amended and Restated Non-Negotiable Promissory Note dated as of August 31, 2001, as amended, from the Borrower to Susan R. Hopley, an individual resident of the State of Virginia, with a current principal balance of $166,000.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Voting Equity Interests” means, with respect to any Person, the Equity Interests entitled to vote for members of the board of directors or equivalent governing body of such Person.

“Zurich Assets” means the assets of TRX Central Europe, AG.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words

“herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Lender shall so request, the Lender and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Lender), provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Issuer Documents related thereto, whether or not such maximum face amount is in effect at such time.

ARTICLE II.

THE COMMITMENT AND CREDIT EXTENSIONS

2.01 Loans. Subject to the terms and conditions set forth herein, the Lender agrees to make loans (each such loan, a “Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of the Commitment; provided, however, that after giving effect to any borrowing, the Total Outstandings shall not exceed the Commitment. Within the limits of the Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section 2.01. A Loan may be a Base Rate Loan or a Eurodollar Rate Loan, as further provided herein.

2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each borrowing, each conversion of a Loan from one Type to the other, and each continuation of a Eurodollar Rate Loan shall be made upon the Borrower’s irrevocable notice to the Lender, which may be given by telephone. Each such notice must be received by the Lender not later than 1:00 p.m. (i) three Business Days prior to the requested date of any borrowing of, conversion to or continuation of a Eurodollar Rate Loan or of any conversion of a Eurodollar Rate Loan to a Base Rate Loan, and (ii) on the requested date of any borrowing of a Base Rate Loan. Notwithstanding anything to the contrary contained herein, but subject to the provisions of Section 9.02(d), any such telephonic notice may be given by an individual who has been authorized in writing to do so by a Responsible Officer of the Borrower. Each such telephonic notice must be confirmed promptly by delivery to the Lender of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each borrowing of, conversion to or continuation of a Eurodollar Rate Loan shall be in a principal amount of $250,000 or a whole multiple of $50,000 in excess thereof. Except as provided in Section 2.03(c), each borrowing of or conversion to a Base Rate Loan shall be in a principal amount of $100,000 or a whole multiple of $50,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a borrowing, a conversion of a Loan from one Type to the other, or a continuation of a Eurodollar Rate Loan, (ii) the requested date of the borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of the Loan to be borrowed, converted or continued, (iv) the Type of Loan to be borrowed or to which an existing Loan is to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loan shall be made as, or converted to, a Base Rate Loan. Any such automatic conversion to a Base Rate Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loan. If the Borrower requests a borrowing of, conversion to, or continuation of a Eurodollar Rate Loan in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if a borrowing is the initial Credit Extension, Section 4.01), the Lender shall make the proceeds of each Loan available to the Borrower either by (i) crediting the account of the Borrower on the books of the Lender with the amount of such proceeds or (ii) wire transfer of such proceeds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Lender by the Borrower; provided, however, that if on the date of the Loan Notice with respect to such borrowing is given, there are drawings under Letters of Credit that have not been reimbursed by the Borrower, then the proceeds of such borrowing shall be applied, first, to the payment in full of any such unreimbursed drawings, and second, to the Borrower as provided above.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loan may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Lender.

(d) The Lender shall promptly notify the Borrower of the interest rate applicable to any Interest Period for a Eurodollar Rate Loan upon determination of such interest rate. The determination of the Eurodollar Rate by the Lender shall be conclusive in the absence of manifest error. At any time that a Base Rate Loan is outstanding, the Lender shall notify the Borrower of any change in the Lender’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect.

2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, the Lender agrees (A) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (B) to honor drawings under the Letters of Credit; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (y) the Total Outstandings shall not exceed the Commitment or (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) The Lender shall not issue any Letter of Credit, if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension; or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date.

(iii) The Lender shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Lender from issuing such Letter of Credit, or any Law applicable to the Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Lender shall prohibit, or request that the Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Lender in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the Lender;

(C) except as otherwise agreed by the Lender, such Letter of Credit is in an initial stated amount less than $25,000;

(D) such Letter of Credit is to be denominated in a currency other than Dollars; or

(E) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv) The Lender shall be under no obligation to amend any Letter of Credit if (A) the Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the Lender in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such L/C Application must be received by the Lender not later than 1:00 p.m., at least two Business Days (or such later date and time as the Lender may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Lender: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the Lender may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Lender (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Lender may require. Additionally, the Borrower shall furnish to the Lender such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the Lender may require.

(ii) Upon the Lender’s determination that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the Lender shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the Lender’s usual and customary business practices.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the Lender may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Lender to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Lender, the Borrower shall not be required to make a specific request to the Lender for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lender shall, subject to the terms and conditions set forth herein, permit the extension of such Letter of Credit to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the Lender shall have no obligation to permit the renewal of any Auto-Extension Letter of Credit at any time if it has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise).

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Lender will also deliver to the Borrower a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Lender shall notify the Borrower thereof. Not later than 1:00 p.m. on the date of any payment by the Lender under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the Lender in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the Lender, the Borrower shall be deemed to have requested a borrowing of a Base Rate Loan to be disbursed on the Honor Date in an amount equal to the amount of such unreimbursed drawing (the “Unreimbursed Amount”), without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Commitment and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice).

(ii) If the Borrower fails to reimburse the Lender for any drawing under any Letter of Credit (whether by means of a borrowing or otherwise), such Unreimbursed Amount shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.

(d) Obligations Absolute. The obligation of the Borrower to reimburse the Lender for each drawing under each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Lender under such Letter of Credit to any

Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the Lender. The Borrower shall be conclusively deemed to have waived any such claim against the Lender and its correspondents unless such notice is given as aforesaid.

(e) Role of Lender. The Borrower agrees that, in paying any drawing under a Letter of Credit, the Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Lender, any of its Affiliates, any of the respective officers, directors, employees, agents or attroneys-in-fact of the Lender and its Affiliates, nor any of the respective correspondents, participants or assignees of the Lender shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(d); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the Lender, and the Lender may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Lender’s willful misconduct or gross negligence or the Lender’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(f) Cash Collateral. Upon the request of the Lender, (i) if the Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has not been reimbursed on the applicable Honor Date, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Sections 2.04 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder.

For purposes of this Section 2.03, Section 2.04 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Lender, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Lender. Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Lender a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at the Lender.

(g) Applicability of ISP. Unless otherwise expressly agreed by the Lender and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit.

(h) Letter of Credit Fees. The Borrower shall pay to the Lender a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i) Documentary and Processing Charges Payable to Lender. The Borrower shall pay to the Lender the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Lender relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the Lender hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

2.04 Prepayments.

(a) The Borrower may, upon notice to the Lender, at any time or from time to time voluntarily prepay any Loan in whole or in part without premium or penalty; provided that (i) such notice must be received by the Lender not later than 1:00 p.m. (A) three Business Days prior to any date of prepayment of a Eurodollar Rate Loan, and (B) on the date of prepayment of a Base Rate Loan; (ii) any prepayment of a Eurodollar Rate Loan shall be in a principal amount of $250,000 or a whole multiple of $50,000 in excess thereof; and (iii) any prepayment of a Base Rate Loan shall be in a principal amount of $100,000 or a whole multiple of $50,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loan(s) to be prepaid. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

(b) If for any reason the Total Outstandings at any time exceed the Commitment then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.04(b) unless after the prepayment in full of the Loans the Total Outstandings exceed the Commitment then in effect.

(c) The Borrower shall apply 100% of the amount of each payment to it under the Capital Contribution Agreement, on each such date that such a payment is made, first, to prepay outstanding Loans (or at the election of the Lender to other outstanding Obligations), and second, to Cash Collateralize any L/C Obligations until all such obligations are fully Cash Collateralized or as the Lender may otherwise direct.

2.05 Termination or Reduction of Commitment. The Borrower may, upon notice to the Lender, terminate the Commitment, or from time to time permanently reduce the Commitment; provided that (i) any such notice shall be received by the Lender not later than 1:00 p.m., five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $250,000 or any whole multiple of $50,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Commitment if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Commitment, and (iv) if, after giving effect to any reduction of the Commitment, the Letter of Credit Sublimit exceeds the amount of the Commitment, such Sublimit shall be automatically reduced by the amount of such excess. All fees accrued until the effective date of any termination of the Commitment shall be paid on the effective date of such termination.

2.06 Repayment of Loans. The Borrower shall repay to the Lender on the Maturity Date the aggregate principal amount of Loans outstanding on such date.

2.07 Interest.

(a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) (i) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) While any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.08 Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.03:

(a) Upfront Fee. On the Closing Date, the Borrower shall pay to Lender, an upfront fee in an amount equal to 1.00% of the Commitment in effect on the Closing Date. Such upfront fee is for the credit facility committed by the Lender under this Agreement, is fully earned on the Closing Date and shall not be refundable for any reason whatsoever.

(b) Commitment Fee. The Borrower shall pay to the Lender a commitment fee equal to the Applicable Rate times the actual daily amount by which the Commitment exceeds the Total Outstandings. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

2.09 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by the Lender’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(b), bear interest for one day.

2.10 Evidence of Debt. The Credit Extensions made by the Lender shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lender to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. The Note shall evidence the Lender’s Loans in addition to such accounts or records. The Lender may attach schedules to the Note and endorse thereon the date, Type, amount and maturity of each Loan and payments with respect thereto. Each determination by the Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11 Payments Generally.

(a) The Borrower irrevocable authorizes the Lender to debit Bank of America Deposit Account #003278383411 (or such other account as the Borrower may have with the Lender from time to time) for all payments due under this Agreement.

(b) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Lender at the applicable Lending Office in Dollars and in immediately available funds not later than 3:00 p.m. on the date specified herein. All payments received by the Lender after 3:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(c) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(d) Nothing herein shall be deemed to obligate the Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by the Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

ARTICLE IIA

SECURITY

2A.01 Security. As security for the full and timely payment and performance of all Obligations, the Borrower shall, and shall cause all other Loan Parties to, on or before the Closing Date, do or cause to be done all things reasonably necessary in the opinion of the Lender and its counsel to grant to the Lender for the benefit of the Secured Parties a duly perfected first priority security interest in all Collateral subject to no prior Lien or other encumbrance except as expressly permitted hereunder. Without limiting the foregoing, the Borrower shall deliver, and shall cause each Guarantor to deliver, to the Lender, in form and substance reasonably acceptable to the Lender, (a) in the event such Guarantor has rights in any Pledged Equity Interests, (i) the Pledge Agreement which shall pledge the Pledged Equity Interests to the Lender for the benefit of the Secured Parties, (ii) if such Pledged Equity Interests are in the form of certificated securities, such certificated securities, together with undated stock powers or other appropriate transfer documents endorsed in blank pertaining thereto, (b) the Security Agreement, (c) Uniform Commercial Code financing statements in form, substance and number as requested by the Lender, reflecting the Lien in favor of the Secured Parties on the Collateral, (d) documents in form, substance and number as requested by the Lender for filing with the Federal Patent and Trademark Office, the Federal Copyright Office, or such other places as requested by the Lender, reflecting the Lien in favor of the Secured Parties in the Intellectual Property, and (e) Qualifying Control Agreements (as defined in the Security Agreement) as provided in the Security Agreement. In addition, and without limiting the foregoing, the Borrower shall take and cause the Guarantors to take such further action, and deliver or cause to be delivered such further documents, as required by the Security Instruments or otherwise as the Lender may reasonably request to create, prefect and maintain the effectiveness and priority of the Liens contemplated by this Article IIA and each of the Security Instruments. The Borrower shall also, and shall cause each Subsidiary to also, pledge to the Lender for the benefit of the Secured Parties all of the Pledged Equity Interests acquired or created on or after the Closing Date, or otherwise acquired by any such Subsidiary and not theretofore pledged to the Lender for the benefit of the Secured Parties, and to deliver to the Lender all of the documents and instruments in connection therewith as are required pursuant to the terms of Section 6.12 and of the Security Instruments.

2A.02 Further Assurances. At the request of the Lender from time to time, the Borrower will or will cause all other Loan Parties, as the case may be, to execute, by their respective Responsible Officers, alone or with the Lender, any certificate, instrument, financing statement, control agreement, statement or document, or to procure any certificate, instrument, statement or document or to take such other action (and pay all related costs) which the Lender reasonably deems necessary from time to time to create, continue or preserve the Liens in Collateral (and the perfection and priority thereof) of the Lender contemplated hereby and by the other Loan Documents and specifically including all Collateral acquired by the Borrower or other Loan Party after the Closing Date and all Collateral moved to or from time to time located at locations owned by third parties, including all leased locations, bailees, warehousemen and third party processors. The Lender is hereby irrevocably authorized to execute and file or cause to be filed, with or if permitted by applicable law without the signature of the Borrower or any Loan Party appearing thereon, all Uniform Commercial Code financing statements reflecting the Borrower or any other Loan Party as “debtor” and the Lender as “secured party”, and continuations thereof and amendments thereto, as the Lender reasonably deems necessary or advisable to give effect to the transactions contemplated hereby and by the other Loan Documents.

2A.03 Information Regarding Collateral. The Borrower represents, warrants and covenants that Schedule 2A.03(a) contains a true and complete list as of (i) the exact legal name, jurisdiction of formation and location of the chief executive office of the Borrower and each other Person providing Collateral pursuant to a Security Instrument (each, a “Grantor”) on the Closing Date, (ii) each trade name, trademark or other trade style used by such Grantor on the Closing Date, (iii) each location in which goods constituting Collateral having an aggregate value in excess of $100,000 are located as of the Closing Date, whether owned, leased or third-

party locations, and (iv) with respect to each leased or third party location, the name of each owner of such location and a summary description of the relationship between the applicable Grantor and such Person). The Borrower further covenants that it shall not change, and shall not permit any other Grantor to change, its name, type of entity, jurisdiction of formation (whether by reincorporation, merger or otherwise), the location of its chief executive office, or use or permit any other Grantor to use, any additional trade name, trademark or other trade style, except upon giving not less than 15 days’ prior written notice to the Lender and taking or causing to be taken all such action at Borrower’s or such other Grantor’s expense as may be reasonably requested by the Lender to perfect or maintain the perfection of the Lien of the Lender in Collateral.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Borrower. The Borrower shall indemnify the Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(e) Treatment of Certain Refunds. If the Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Lender, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender in the event the Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

3.02 Illegality. If the Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Lender or its Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of the Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by the Lender to the Borrower, any obligation of the Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until the Lender notifies the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from the Lender, prepay or, if applicable, convert all Eurodollar Rate Loans to Base Rate Loans, either on the last day of the Interest Period therefor, if the Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Eurodollar Rate. If the Lender determines that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (c) the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lender of funding such Loan, the Lender will promptly so notify the Borrower. Thereafter, the obligation of the Lender to make or maintain Eurodollar Rate Loans shall be suspended until the Lender revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a borrowing of Base Rate Loans in the amount specified therein.

3.04 Increased Costs.

(a)	Increased Costs Generally. If any Change in Law shall:

(i)	impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender (except any reserve requirement reflected in the Eurodollar Rate);

(ii)	subject the Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit or any Eurodollar Loan, or change the basis of taxation of payments to the Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by the Lender); or

(iii)	impose on the Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans or any Letter of Credit;

and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to the Lender of issuing or maintaining any Letter of Credit (or of maintaining its obligation to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or any other amount) then, upon request of the Lender, the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

(b)	Capital Requirements. If the Lender determines that any Change in Law affecting the Lender or its Lending Office or the Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of the Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of the Lender or the Loans made by, or the Letters of Credit issued by the Lender, to a level below that which the Lender or the Lender’s holding company could have achieved but for such Change in Law (taking into consideration the Lender’s policies and the policies of the Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender’s holding company for any such reduction suffered.

(c)	Certificates for Reimbursement. A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)	Delay in Requests. Failure or delay on the part of the Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of the Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate the Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05 Compensation for Losses. Upon demand of the Lender from time to time, the Borrower shall promptly compensate the Lender for and hold the Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b) any failure by the Borrower (for a reason other than the failure of the Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower, including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by the Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lender under this Section 3.05, the Lender shall be deemed to have funded each Eurodollar Rate Loan at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06 Mitigation Obligations. If the Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to the Lender or any Governmental Authority for the account of the Lender pursuant to Section 3.01, or if the Lender gives a notice pursuant to Section 3.02, then the Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of the Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by the Lender in connection with any such designation or assignment.

3.07 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Commitment and repayment of all other Obligations hereunder.

ARTICLE IV.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Initial Credit Extension. The obligation of the Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a) The Lender’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party or BCD, as applicable, and of duly authorized officers of any other parties thereto, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Lender:

(i) executed counterparts of (A) this Agreement, (B) the Guaranty from each Guarantor, (C) the Capital Contribution Agreement from BCD, (D) the Security Agreement from the Borrower and each Guarantor, (E) the Pledge Agreement from the Borrower and each Guarantor that owns any Pledged Equity Interests, and (F) each other Security Instrument required to be delivered in connection herewith, in each case sufficient in number for distribution to the Lender and the Borrower;

(ii) the Note executed by the Borrower;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party and BCD as the Lender may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party or BCD is a party;

(iv) such documents and certifications as the Lender may reasonably require to evidence that each of Loan Parties and BCD is duly organized or formed, and that each of the Loan Parties and BCD is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v) favorable opinions of (i) McKenna Long & Aldridge LLP, counsel to the Loan Parties, addressed to the Lender, as to the matters set forth in Exhibit E-l and such other matters concerning the Loan Parties and the Loan Documents as the Lender may reasonably request, and (ii) Alexander & Simon, Civil Law Notaries, addressed to the Lender, as to the matters set forth in Exhibit E-2 and such other matters concerning BCD, the laws of the Netherlands Antilles and the Capital Contribution Agreement as the Lender may reasonably request;

(vi) a certificate of a Responsible Officer of the Borrower either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by each Loan Party and the validity against each Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(vii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(viii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

(ix) evidence that the account and treasury management arrangements contemplated by Section 6.13 have been established;

(x) evidence that all Liens other than Permitted Liens have been canceled and released, including duly executed releases and UCC-3 financing statements in recordable form and otherwise in form and substance satisfactory to the Lender;

(xi) executed counterparts of Subordination Agreements with respect to all Subordinated Indebtedness outstanding on the Closing Date, in each case sufficient in number for distribution to the Lender, the Borrower and all other parties thereto;

(xii) the Inflow Access Agreement;

(xiii) consents or amendments in form and substance satisfactory to the Lender, duly executed by the holder of the Sabre Note;

(xiv) evidence that the Borrower has entered into a new agreement with Opodo, the terms of which shall be effective January 1, 2005 and which are substantially similar to the terms of the verbal agreement as outlined to the Lender in e-mails from the Borrower to the Lender in September 2004; and

(xv) such other assurances, certificates, documents, consents or opinions as the Lender reasonably may require.

(b) The Lender shall have received Uniform Commercial Code and Intellectual Property search results with respect to the Loan Parties showing only Liens acceptable to the Lender.

(c) Any fees required to be paid on or before the Closing Date shall have been paid.

(d) The Borrower shall have paid all fees, charges and disbursements of counsel to the Lender to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Lender).

4.02 Conditions to all Credit Extensions. The obligation of the Lender to make any Credit Extension is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower contained in Article V and of each of the Loan Parties and BCD in each other Loan Document or any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a), (b) and (c), respectively, of Section 6.01.

(b) No Default shall exist, or would result from such proposed Credit Extension.

(c) The Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of a Loan to the other Type or a continuation of a Eurodollar Rate Loan) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender that:

5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. Each Loan Party is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) The unaudited consolidated balance sheets of the Borrower and its Subsidiaries for the fiscal quarter ended September 30, 2004, and portion of the fiscal year ended October 31, 2004, respectively, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal periods, as applicable, ended on such dates (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the periods covered thereby, subject to the absence of footnotes and to normal year-end audit adjustments; provided, that, such consolidated balance sheet and the related consolidated statement of cash flows for the fiscal quarter ended September 30, 2004, and portion of the fiscal year ended October 31, 2004, have not been prepared in accordance with GAAP and, to the extent this representation is made or deemed made with respect to any fiscal quarter ending prior to January 1, 2005, have not been prepared in accordance with GAAP as described in Section 6.01 (b). Schedule 5.05 sets forth all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the Closing Date that are not reflected on such financial statements, including liabilities for taxes, material commitments and Indebtedness.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect; provided, that the performance of the Borrower’s Subsidiaries in Europe prior to September 30, 2004, as reflected in the projections furnished to the Lender shall not be deemed to be a material adverse change in the operations of such Subsidiaries since the date of the Audited Financial Statements.

5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07 No Default. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5..08 Ownership of Property; Liens. Each of the Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.

5.09 Environmental Compliance. The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10 Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

5.11 Taxes. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

5.12 ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

5.13 Subsidiaries; Equity Interests and Other Investments. As of the Closing Date,

(a) (i) the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and (ii) the outstanding Equity Interests in such Subsidiaries (x) have been validly issued, (y) are owned by the Loan Parties identified in part (a) of Schedule 5.13 free and clear of all Liens other than Liens under the Loan Documents and (z) with respect Equity Interests in any Domestic Subsidiary, are fully paid and nonassessable ;

(b) neither the Borrower nor any Subsidiary has any equity Investment in any Person (other than Subsidiaries) other than those specifically disclosed in Part (b) of Schedule 5.13;

(c) neither the Borrower nor any Subsidiary has any other Investment in any Person in excess of $1,000,000 except as specifically disclosed in Part (c) of Schedule 5.13;

(d) all of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and nonassessable and are owned by the Persons and in the amounts identified in Part (d) of Schedule 5.13.

5.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

(a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15 Disclosure. The Borrower has disclosed to the Lender all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially and adversely misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being recognized by Lender that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

5.16 Compliance with Laws. Each of the Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17 Intellectual Property; Licenses, Etc. (a) The Borrower and each of its Subsidiaries owns, or possesses the right to use, all Intellectual Property that is reasonably necessary for the operation of its business, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no such Intellectual Property now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person.

(b) Schedule 5.17 sets forth, as of the Closing Date, a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of the Borrower and each of its Subsidiaries, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

(c) No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18 Material Agreements. The Contractual Obligations set forth on Schedule 5.18 (together with any replacements therefor and any other such agreements entered into from time to time after the date hereof, collectively, the “Material Agreements”) are all Contractual Obligations the termination or expiration of which could be reasonably expected to have a Material Adverse Effect or which produced 5% or more of the combined gross revenues of the Borrower and its Subsidiaries for the fiscal quarter most recently ended. Each such Material Agreement is in full force and effect and is enforceable by the Borrower or the Subsidiary party thereto in accordance with its terms. To the knowledge of the Borrower, no party to any Material Agreement is in breach of or has failed to perform or is in default under, or has given or received any notice of any proposed or threatened termination of, any Material Agreement. True, correct and complete copies of the Material Agreements in effect on the Closing Date have been delivered to the Lender prior to the Closing Date.

5.19 Collateral.

(a) The provisions of each of the Security Instruments are effective to create in favor of the Lender for the benefit of the Secured Parties, a legal, valid and enforceable first priority security interest in all right, title and interest of each Loan Party in the Collateral described therein, except as otherwise permitted hereunder.

(b) No Contractual Obligation to which any Loan Party is a party or by which the property of any Loan Party is bound prohibits the filing or recordation of any of the Loan Documents or any other action which is necessary or appropriate in connection with the perfection of the Liens on material assets evidenced and created by any of the Loan Documents.

5.20 Owned and Leased Real Property.

(a) Schedule 5.20(a) sets forth, as of the Closing Date, a complete and accurate list of all real property owned by the Borrower or any of its Subsidiaries, showing as of the Closing Date, the street address, county or other relevant jurisdiction and state.

(b) Schedule 5.20(b) sets forth, as of the Closing Date, a complete and accurate list of all leases of real property under which the Borrower or any of its Subsidiaries is the lessee, showing as of the Closing Date, the street address, county or other relevant jurisdiction, state, and record owner thereof.

(c) The Borrower and each such Subsidiary has good, marketable and insurable fee simple title to all real property owned by it, and a valid leasehold interest in all real property leased by it, in each case free and clear of all Liens other than Permitted Liens.

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as the Commitment shall be in effect, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Subsidiary to:

6.01 Financial Statements. Deliver to the Lender, in form and detail satisfactory to the Lender:

(a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Lender, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; provided, that, for each fiscal quarter ending prior to January 1, 2005, such consolidated balance sheet and the related consolidated statement of cash flows shall not be required to be prepared in accordance with GAAP but must be in form and detail satisfactory to the Lender; and

(c) as soon as available, but in any event within 30 days after the end of each fiscal month of the Borrower, other than a fiscal quarter-ending month, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal month, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal month and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; provided, that, for each fiscal month ending prior to January 1, 2005, such consolidated balance sheet and the related consolidated statement of cash flows shall not be required to be prepared in accordance with GAAP but must be in form and detail satisfactory to the Lender; and

(d) as soon as available, but in any event at least 15 days before the end of each fiscal year of the Borrower, forecasts prepared by management of the Borrower, in form satisfactory to the Lender, of consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries on a monthly basis for the immediately following fiscal year (including the fiscal year in which the Maturity Date occurs).

The financial statements referred to under clauses (a) and (b) above shall include segment detail by product and region in form and detail satisfactory to the Lender.

6.02 Certificates; Other Information. Deliver to the Lender, in form and detail satisfactory to the Lender:

(a) concurrently with the delivery of the financial statements referred to in Section 6.01 (a), a certificate of its independent certified public accountants certifying such financial statements;

(b) concurrently with the delivery of the financial statements referred to in Sections 6.01 (a), (b) and (c) (including the delivery of the financial statements for the fiscal quarter ended September 30, 2004), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

(c) promptly after any request by the Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

(d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Lender pursuant hereto;

(e) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof; and

(f) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 9.02; provided that: (i) if the Lender so requests, the Borrower shall deliver paper copies of such documents to the Lender until a written request to cease delivering paper copies is given by the Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Lender of the posting of any such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Lender.

6.03 Notices. Promptly notify the Lender:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary (including any notice or correspondence alleging any such event has occurred with respect to any Material Agreement); (ii) any disputes, litigation, investigations, proceedings or suspensions between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, litigation or proceedings affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c) of the occurrence of any ERISA Event;

(d) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary;

(e) of any Material Agreement entered into after the Closing Date, the subject matter thereof, and the term thereof;

(f) if any provision of any Material Agreement is amended in any manner that adversely affects any material right of the Borrower or the applicable Subsidiary party thereto;

(g) of the termination or expiration of any Material Agreement; and

(h) of any material change in the Premises Collateral (as defined in the Inflow Access Agreement) as required by Section 4 of the Inflow Access Agreement.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07 Maintenance of Insurance. (a) Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and otherwise as required by the Security Instruments; (b) maintain general public liability insurance at all times with financially sound and reputable insurance companies not Affiliates of the Borrower, against liability on account of damage to persons and property; and (c) maintain insurance under all applicable workers’ compensation laws (or in the alternative, maintain required reserves if self-insured for workers’ compensation purposes) and against loss by reason of business interruption with such policies of insurance to have such limits, deductibles, exclusions, co-insurance and other provisions providing no less coverage than that maintained on the Closing Date, such insurance policies to be in form reasonably satisfactory to the Lender. Each of the policies described in this Section 6.07 shall provide that the insurer shall give the Lender not less than thirty (30) days’ prior written notice before any material amendment to any such policy by endorsement or any lapse, termination or cancellation thereof (except that not less than ten (10) days’ prior written notice shall be required for any termination or cancellation thereof as a result of any nonpayment of premium), each such policy of liability insurance shall list the Lender as an additional insured, and each such policy of casualty insurance shall list the Lender as loss payee pursuant to a loss payee clause in form and substance satisfactory to the Lender.

6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09 Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

6.10 Inspection Rights. Permit representatives and independent contractors of the Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Lender (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

6.11 Use of Proceeds. Use the proceeds of the Credit Extensions for working capital and general corporate purposes.

6.12 New Subsidiaries and Pledgors.

(a) As soon as practicable but in any event within 30 days following the acquisition or creation of any Subsidiary cause to be delivered to the Lender each of the following:

(i) if such Subsidiary is a Domestic Subsidiary, a Guaranty Joinder Agreement duly executed by such Subsidiary;

(ii) if such Subsidiary is a Domestic Subsidiary, a Security Joinder Agreement duly executed by such Subsidiary (with all schedules thereto appropriately completed);

(iii) if any of the Equity Interests issued by such Subsidiary are Pledged Equity Interests and are owned by a Subsidiary who has not then executed and delivered to the Lender the Pledge Agreement or a Pledge Joinder Agreement granting a Lien to the Lender, for the benefit of the Secured Parties, in such Pledged Equity Interests, a Pledge Joinder Agreement (with all schedules thereto appropriately completed) duly executed by the Subsidiary that directly owns such Pledged Equity Interests;

(iv) if any of the Equity Interests issued by such Subsidiary are Pledged Equity Interests and are owned by the Borrower or a Subsidiary who has previously executed a Pledge Agreement or a Pledge Joinder Agreement, a Pledge Agreement Supplement by the Borrower and each Subsidiary that owns any of such Pledged Equity Interests with respect to such Pledged Equity Interests in the form required by the Pledge Agreement;

(v) if the Equity Interest issued or owned by such Subsidiary we Pledged Equity Interests and constitute securities under Article 8 of the Uniform Commercial Code (A) the certificates representing 100% of such Pledged Equity Interests and (B) duly executed, undated stock powers or other appropriate powers of assignment in blank affixed thereto;

(vi) if such Subsidiary itself owns any Pledged Equity Interests, a Pledge Joinder Agreement (with all schedules thereto appropriately completed) duly executed by such Subsidiary;

(vii) with respect to any Person that has executed a Pledge Joinder Agreement, a Pledge Agreement Supplement, a Security Joinder Agreement hereunder, Uniform Commercial Code financing statements naming such Person as “Debtor” and naming the Lender for the benefit of the Secured Parties as “Secured Party,” in form, substance and number sufficient in the reasonable opinion of the Lender and its counsel to be filed in all Uniform Commercial Code filing offices and in all jurisdictions in which filing is necessary or advisable to perfect in favor of the Lender for the benefit of the Secured Parties the Lien on the Collateral conferred under such Security Instrument to the extent such Lien may be perfected by Uniform Commercial Code filing;

(viii) unless the Lender expressly waives such requirement in accordance with Section 9.01, an opinion or opinions of counsel to each Subsidiary executing any Guaranty Joinder Agreement, Security Joinder Agreement or Pledge Joinder Agreement or Pledge Supplement, and the Borrower if it executes a Pledge Supplement, provided for in this Section 6.12 dated as of the date of delivery of such applicable Joinder Agreements (and other Loan Documents) provided for in this Section 6.12 and addressed to the Lender, in form and substance acceptable to the Lender; and

(ix) current copies of the Organization Documents of each such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such Organization Documents or applicable law, of the shareholders, members or partners) of such Subsidiary authorizing the actions and the execution and delivery of documents described in this Section 6.12, all certified by the applicable Governmental Authority or appropriate officer as the Lender may elect.

(b) As soon as practicable but in any event within 30 days following the acquisition of any Pledged Equity Interests by any Subsidiary who has not theretofore executed the Pledge Agreement or a Pledge Joinder Agreement, cause to be delivered to the Lender a Pledge Joinder Agreement (with all schedules thereto appropriately completed) duly executed by the Subsidiary, and the documents, stock certificates, stock powers, financing statements, opinions, Organization Documents and actions relating thereto and to the pledge contained therein and described in clauses (v), (vii), (viii) and (ix) of Section 6.12(a).

6.13 Deposit Accounts and Treasury Management Arrangements. The Borrower shall, and shall cause each of its Domestic Subsidiaries to, maintain its primary deposit accounts and primary arrangements for the delivery of treasury management services with the Lender. Each deposit account of the Borrower or any Domestic Subsidiary that is not maintained with the Lender shall at all times be subject to a Qualifying Control Agreement (as defined in the Security Agreement).

ARTICLE VII.

NEGATIVE COVENANTS

So long as the Commitment shall be in effect, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (collectively, “Permitted Liens”):

(a) Liens pursuant to any Loan Document or otherwise arising in favor of the Lender;

(b) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

(c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

(i) Liens securing Indebtedness permitted under Section 7.03 (e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(j) statutory landlord liens;

(k) Liens in the ordinary course of business in connection with licenses of Intellectual Property created consistent with past practices; and

(l) Liens securing Indebtedness permitted under Section 7.03(h); provided that such Liens do not at any time encumber any property other than the Equity Interests of the Borrower that have been repurchased with such Indebtedness.

7.02 Investments. Make any Investments, except:

(a) Investments held by the Borrower or such Subsidiary in the form of cash equivalents and Eligible Securities;

(b) advances to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $150,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(c) Investments of the Borrower in any Guarantor and Investments of any Guarantor in the Borrower or in another Guarantor.

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e) Guarantees permitted by Section 7.03;

(f) Investments existing on the Closing Date and listed on Schedule 7.02 and

(g) if no Default exists or will exist immediately thereafter, (i) Investments in Subsidiaries (other than Domestic Subsidiaries) made after the Closing Date not exceeding $6,000,000 in the aggregate, (ii) other Investments in such Subsidiaries made using the cash proceeds from any public or private offering of any Equity Interest of the Borrower within 60 days of such offering, and (iii) other cash Investments in such Subsidiaries so long as (x) 100% of such other cash Investments is immediately used by such Subsidiaries to make regularly scheduled principal payments of Seller Indebtedness, and (y) prior to making such Investment and payment, the Borrower delivers a certificate of a Responsible Officer of the Borrower certifying as to the absence of any Default and demonstrating pro forma compliance with Section 7.13(a) after giving effect to such payment.

7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents;

(b) Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lender than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(c) Guarantees of the Borrower or any Guarantor in respect of Indebtedness otherwise permitted hereunder of the Borrower or any other Guarantor;

(d) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e) additional Indebtedness in respect of Capital Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets not permitted by clause (b) above within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness permitted by this clause (e) shall not exceed $1,100,000 at any one time outstanding;

(f) the Convertible Notes, the Sabre Notes and Indebtedness under the Sabre Note Documents, the Seller Indebtedness, the Hopley Note and Permitted Parent Subordinated Indebtedness;

(g) additional unsecured Indebtedness not permitted by clauses (a) through (f) above in an aggregate principal amount not to exceed, taken together with all Indebtedness permitted by clause (h) below, $800,000 at any time outstanding; and

(h) promissory notes to ex-employees of any Loan Party that are given as consideration for the repurchase of Equity Interests of the Borrower upon the termination of such employment in an aggregate principal amount not to exceed, taken together with all Indebtedness permitted by clause (g) above, $800,000 at any time outstanding.

7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a) any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that (x) when any Guarantor is merging with another Subsidiary, the Guarantor shall be the continuing or surviving Person, and (y) when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person; and

(b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that (x) if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor, and (y) if the transferor in such a transaction is a wholly-owned Subsidiary, then the transferee must either be the Borrower or a wholly-owned Subsidiary.

7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory in the ordinary course of business;

(c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d) Dispositions of property by any Subsidiary to the Borrower or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor;

(e) Dispositions permitted by Section 7.04;

(f) non-exclusive licenses of Intellectual Property in the ordinary course of business and substantially consistent with past practice for terms not exceeding ten years;

(g) Dispositions of the Zurich Assets, the Paris Assets and the Orangeburg Assets; and

(h) Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition and (ii) the aggregate book value of all property Disposed of in reliance on this clause (h) in any fiscal year shall not exceed $500,000;

provided, however, that any Disposition pursuant to clauses (a) through (h) shall be for fair market value.

7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a) each Subsidiary may make Restricted Payments to the Borrower, the Guarantors and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c) the Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

(d) the Borrower may issue and sell shares of its common stock; and

(e) the Borrower may repurchase its Equity Interests from employees of any Loan Party upon the termination of such Person’s employment in an aggregate amount not to exceed $800,000 for all such repurchases while this Agreement is in effect (of which not more than $300,000 per fiscal year of the Borrower shall be for cash consideration).

7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate.

7.09 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11 Payment of Seller Indebtedness. Make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of, or otherwise satisfy, any Seller Indebtedness, including on account of any purchase, redemption, retirement, acquisition, cancellation or termination thereof, except regularly scheduled payments of principal and accrued interest.

7.12 Modifications to Subordinated Indebtedness. Amend, modify or change in any manner any of the terms or provisions of any Subordinated Indebtedness or any instrument or agreement evidencing, securing, Guaranteeing or in any way otherwise relating to any Subordinated Indebtedness.

7.13 Financial Covenants.

(a) Minimum EBITDA. Permit Consolidated EBITDA for any measurement period set forth below to be less than the minimum amount set forth below opposite such period:

*

*        CONFIDENTIAL TREATMENT REQUIRED

Measurement Period	Minimum Consolidated EBITDA
Twelve month period ending March 31, 2006	$12,800,000
Twelve month period ending April 30, 2006	$13,300,000
Twelve month period ending May 31, 2006	$13,800,000
Twelve month period ending June 30, 2006	$14,400,000
Twelve month period ending July 31, 2006	$14,700,000
Twelve month period ending August 31, 2006	$15,000,000

(b) Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio at any time during any measurement period set forth below to be greater than the ratio set forth below opposite such period:

Measurement Period	Maximum Consolidated Senior Leverage Ratio
Closing Date through June 29, 2005	2.75 to 1.00
June 30, 2005 through December 30, 2005	2.00 to 1.00
December 31, 2005 and thereafter	1.00 to 1.00

(c) Clean Down Period. Fail to reduce the aggregate Outstanding Amount of all Loans to $2,000,000 or less for at least 30 consecutive days in any fiscal quarter of the Borrower, commencing with the fiscal quarter ending March 31, 2005.

7.14 Capital Expenditures. Make or become legally obligated to make any Capital Expenditure except for Capital Expenditures that in the aggregate for the Borrower and its Subsidiaries in any fiscal year do not exceed $12,000,000; provided, however, that so long as no Default has occurred and is continuing or would result from such expenditure, up to $5,000,000 of any amount set forth above, if not expended in the fiscal year for which it is permitted above after the fiscal year ending December 31, 2004, may be carried over for expenditure in the next following fiscal year.

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.07, 6.10, 6.11, 6.12 or 6.13 or Article VII, or any Guarantor fails to perform or observe any term, covenant or agreement contained in the Guaranty; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days or any “Event of Default” occurs as defined in the Capital Contribution Agreement; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

(e) Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts), or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined); or

(f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h) Judgments. There is entered against the Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding $250,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $50,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $50,000; or

(j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party, BCD or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party or BCD denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k) Change of Control. There occurs any Change of Control that has not been expressly approved by the Lender in advance in writing in accordance with Section 9.01; or

(1) Material Agreements. (i) Any Material Agreement is terminated or expires unless a replacement for such Material Agreement in form and substance reasonably satisfactory to the Lender is entered into within 30 days of such termination or expiration; (ii) there occurs a default by any Person in the performance or observance of any material term of any Material Agreement which is not cured within any applicable cure period therein; or (iii) any provision of any Material Agreement is amended in any manner that adversely affects any material right of the Borrower or the applicable Subsidiary party thereto, as determined in the good faith judgment of the Lender; or

(m) Subordination Agreements. (i) Any provision of any Subordination Agreement at any time after the incurrence of such Subordinated Indebtedness ceases to be in full force and effect for any reason other than a satisfaction of such Indebtedness that is permitted hereby and by such Subordination Agreement; or (ii) the Borrower, any Subsidiary or Affiliate of the Borrower or any holder of any Subordinated Indebtedness breaches or contests in any manner the validity or enforceability of any provision of any Subordination Agreement.

8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Lender may take any or all of the following actions:

(a) declare the Commitment to be terminated, whereupon the Commitment shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise all rights and remedies available to it under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the Commitment shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Lender.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Lender in such order as it elects in its sole discretion.

ARTICLE IX.

MISCELLANEOUS

9.01 Amendments; Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Lender and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

9.02 Notices, Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 9.02.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Lender. The Lender or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, Etc. Each of the Borrower and the Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.

(d) Reliance by Lender. The Lender shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Lender and the Related Parties of the Lender from all losses, costs, reasonable expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Lender may be recorded by the Lender, and the Borrower hereby consents to such recording.

9.03 No Waiver; Cumulative Remedies. No failure by the Lender to exercise, and no delay by the Lender in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Lender and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Lender), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by the Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Lender (including the reasonable fees, charges and disbursements of any counsel for the Lender), and shall pay all reasonable fees and time charges for attorneys who may be employees of the Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Lender and each Related Party of the Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower, any other Loan Party or BCD arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, any other Loan Party or BCD, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(d) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(e) Survival. The agreements in this Section shall survive the termination of the Commitment and the repayment, satisfaction or discharge of all the other Obligations.

9.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Lender, or the Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.

9.06 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender and the Lender may not assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (c) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (c) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) The Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Commitment, the Loans and L/C Obligations at the time owing to it) pursuant to documentation acceptable to the Lender and the assignee, it being understood and agreed that with respect to any Letters of Credit outstanding at the time of any such assignment, the Lender may sell to the assignee a ratable participation in such Letters of Credit. From and after the effective date specified in such documentation, such Eligible Assignee shall be a party to this Agreement and, to the extent of the interest assigned by the Lender, have the rights and obligations of the Lender under this Agreement, and the Lender shall, to the extent of the interest so assigned, be released from its obligations under this Agreement (and, in the case of an assignment of all of the Lender’s rights and obligations under this Agreement, shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 9.04 with respect to facts and circumstances occurring prior to the effective date of such assignment, and shall continue to have all of the rights provided hereunder to the Lender in its capacity as issuer of any Letters of Credit outstanding at the time of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Notes to the Lender and the assignee, and shall execute and deliver any other documents reasonably necessary or appropriate to give effect to such assignment and to provide for the administration of this Agreement after giving effect thereto.

(c) The Lender may at any time, without the consent of, or notice to, the Borrower, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of the Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the outstanding Letters of Credit and/or the Loans and/or the reimbursement obligations in respect of Letters of Credit); provided that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the Borrower for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that the Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be made to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant (provided, however, that the Lender may, without the consent of the Participant, (A) amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or Letter of Credit reimbursement obligation or to reduce any fee payable hereunder and (B) waive the right to be paid interest at the Default Rate), (iii) release all or any material part of the Collateral, or (iv) release any Guarantor from the Guaranty. Subject to subsection (d) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were the Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were the Lender.

(d) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to provide to the Lender such tax forms prescribed by the IRS as are necessary or desirable to establish an exemption from, or reduction of, U.S. withholding tax.

(e) The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under the Note, if any) to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

9.07 Confidentiality. The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates and to its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Lender on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of the Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of the Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Lender or its Affiliates may have. The Lender agrees to notify the Borrower promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

9.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, the Lender may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

9.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

9.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Lender, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

9.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.13 Governing Law; Arbitration, Jury Trial Waiver.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF GEORGIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) THIS SECTION 9.13 CONCERNS THE RESOLUTION OF ANY CONTROVERSIES OR CLAIMS BETWEEN THE BORROWER AND THE LENDER, WHETHER ARISING IN CONTRACT, TORT OR BY STATUTE, INCLUDING BUT NOT LIMITED TO CONTROVERSIES OR CLAIMS THAT ARISE OUT OF OR RELATE TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (COLLECTIVELY, A “CLAIM”). FOR PURPOSES OF THIS SECTION 9.13 ONLY, THE TERM “LENDER” SHALL INCLUDE ANY PARENT CORPORATION, SUBSIDIARY OR AFFILIATE OF THE LENDER INVOLVED IN THE SERVICING, MANAGEMENT OR ADMINISTRATION OF ANY OBLIGATION DESCRIBED OR EVIDENCED BY THIS AGREEMENT.

(c) AT THE REQUEST OF THE BORROWER OR THE LENDER, ANY CLAIM SHALL BE RESOLVED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (TITLE 9, U.S. CODE) (THE “ACT”). THE ACT WILL APPLY EVEN THOUGH THIS AGREEMENT PROVIDES THAT IT IS GOVERNED BY THE LAW OF THE STATE OF GEORGIA.

(d) ARBITRATION PROCEEDINGS WILL BE DETERMINED IN ACCORDANCE WITH THE ACT, THE APPLICABLE RULES AND PROCEDURES FOR THE ARBITRATION OF DISPUTES OF JAMS OR ANY SUCCESSOR THEREOF (“JAMS”) AND THE TERMS OF THIS SECTION 9.13. IN THE EVENT OF ANY INCONSISTENCY, THE TERMS OF THIS SECTION 9.13 SHALL CONTROL.

(e) THE ARBITRATION SHALL BE ADMINISTERED BY JAMS AND CONDUCTED, UNLESS OTHERWISE REQUIRED BY LAW, IN ANY U.S. STATE WHERE REAL OR TANGIBLE PERSONAL PROPERTY COLLATERAL FOR THE OBLIGATIONS IS LOCATED. ALL CLAIMS SHALL BE DETERMINED BY ONE ARBITRATOR; HOWEVER, IF CLAIMS EXCEED $5,000,000, UPON THE REQUEST OF ANY PARTY, THE CLAIMS SHALL BE DECIDED BY THREE ARBITRATORS. ALL ARBITRATION HEARINGS SHALL COMMENCE WITHIN 90 DAYS OF THE DEMAND

FOR ARBITRATION AND CLOSE WITHIN 90 DAYS OF COMMENCEMENT AND THE AWARD OF THE ARBITRATOR(S) SHALL BE ISSUED WITHIN 30 DAYS OF THE CLOSE OF THE HEARING. HOWEVER, THE ARBITRATOR(S), UPON A SHOWING OF GOOD CAUSE, MAY EXTEND THE COMMENCEMENT OF THE HEARING FOR UP TO AN ADDITIONAL 60 DAYS. THE ARBITRATOR(S) SHALL PROVIDE A CONCISE WRITTEN STATEMENT OF REASONS FOR THE AWARD. THE ARBITRATION AWARD MAY BE SUBMITTED TO ANY COURT HAVING JURISDICTION TO BE CONFIRMED AND ENFORCED.

(f) THE ARBITRATOR(S) WILL HAVE THE AUTHORITY TO DECIDE WHETHER ANY CLAIM IS BARRED BY THE STATUTE OF LIMITATIONS AND, IF SO, TO DISMISS THE ARBITRATION ON THAT BASIS. FOR PURPOSES OF THE APPLICATION OF THE STATUTE OF LIMITATIONS, THE SERVICE ON JAMS UNDER APPLICABLE JAMS RULES OF A NOTICE OF CLAIM IS THE EQUIVALENT OF THE FILING OF A LAWSUIT. ANY DISPUTE CONCERNING THIS ARBITRATION PROVISION OR WHETHER A CLAIM IS ARBITRABLE SHALL BE DETERMINED BY THE ARBITRATOR(S). THE ARBITRATOR(S) SHALL HAVE THE POWER TO AWARD LEGAL FEES PURSUANT TO THE TERMS OF THIS AGREEMENT.

(g) THIS SECTION 9.13 DOES NOT LIMIT THE RIGHT OF THE LENDER TO: (i) EXERCISE SELF-HELP REMEDIES, SUCH AS BUT NOT LIMITED TO, SETOFF; (ii) INITIATE JUDICIAL OR NONJUDICIAL FORECLOSURE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL; (iii) EXERCISE ANY JUDICIAL OR POWER OF SALE RIGHTS, OR (iv) ACT IN A COURT OF LAW TO OBTAIN AN INTERIM REMEDY, SUCH AS BUT NOT LIMITED TO, INJUNCTIVE RELIEF, WRIT OF POSSESSION OR APPOINTMENT OF A RECEIVER, OR ADDITIONAL OR SUPPLEMENTARY REMEDIES.

(h) BY AGREEING TO BINDING ARBITRATION, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM. FURTHERMORE, WITHOUT INTENDING IN ANY WAY TO LIMIT THIS AGREEMENT TO ARBITRATE, TO THE EXTENT ANY CLAIM IS NOT ARBITRATED, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH CLAIM. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO

9.14 USA PATRIOT Act Notice. The Lender that is subject to the Act (as hereinafter defined) and hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Act.

9.15 Time of the Essence. Time is of the essence of the Loan Documents.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

TRX, INC.

By:	/s/ Norwood H. Davis, III
Name:	Norwood H. Davis, III
Title:	President

CREDIT AGREEMENT

Signature Page

BANK OF AMERICA, N.A.

By:	/s/ Nancy S. Goldman
Name:	Nancy S. Goldman
Title:	Senior Vice President

CREDIT AGREEMENT

Signature Page

SCHEDULE 1.01

EXISTING LETTERS OF CREDIT

Applicant Name:	TRX, Inc.	TRX, Inc.
Letter of Credit Number:	3045579	3049092
Face Amount:	$20,000	$25,000
Beneficiary Name:	Airlines Reporting	Florida Dept of Agriculture
Issue Date:	January 22, 2002	May 24, 2002
Expiration Date:	January 31,2005	November 1,2004
Auto-Renewal:	Yes	Yes

1

SCHEDULE 2A.03(a)

COLLATERAL INFORMATION

Address (street address, city, state, zip)	County
6 West Druid Hills Drive, Atlanta, GA 30329	Dekalb
6671 Caroline Street, Milton, FL 32570	Santa Rosa
6657 Caroline Street, Milton, FL 32570	Santa Rosa
179 Regional Parkway, Orangeburg, SC 29118	Orangeburg
3210 Dudley Avenue, Parkersburg, WVA 26104	Wood
7557 Rambler Road, Dallas, TX 75231	Dallas
8405 Greensboro Drive, McLean, VA 22102	Fairfax
2 Boar’s Head Place Ste 110, Charlottesville, VA 22903	Albemarle
8065 Leesburg Pike Ste 700, Vienna, VA 22182-2738	Fairfax
1055 Spring Street, Atlanta, GA 30309	Fulton
1333 N Stemmons Freeway #110, Dallas, TX 75207	Dallas
Am Borsigturm 17, 10551 Berlin, Germany	Berlin, Germany
In den Luberzen 1-3, 8902 Urdorf, Schweiz	Urdorf, Switzerland
26, rue Bénard, Paris France 75104	Paris, France
Sutherland House, Russell Way, Crawley, West Sussex, RH10 1UH UK	UK - Crawley
Pegasus House, 17 Burleys Way, Leicester, Leicestershire LE1 3BH UK	UK - Leicester

1

SCHEDULE 5.05

SUPPLEMENT TO INTERIM FINANCIAL STATEMENTS

•	Amended and Restated Loan Agreement between Hogg Robinson PLC and TRX Europe, Ltd. f/k/a e-TRX Limited, dated January 1, 2004, in the principal amount of One Million Four Hundred and Sixty Two Thousand and Five Hundred British Pounds (£1,462,500) plus Accrued Interest (as defined in the Amended and Restated Loan Agreement).

•	Loan Agreement between Hogg Robinson PLC and TRX Luxembourg S.à.r.l., dated January 1, 2004, in the principal amount of Four Hundred and Sixty Six Thousand Swiss Francs (CHF 466,000).

•	Loan Agreement between Kuoni Reisen Holding AG and TRX Luxembourg S.à.r.l., dated January 1, 2004, in the principal amount of Two Million Seven Hundred Thousand Swiss Francs (CHF 2,700,000).

SCHEDULE 5.13

SUBSIDIARIES;

OTHER INVESTMENTS; EQUITY INTERESTS

IN THE BORROWER

Part (a). Subsidiaries:

TRX, Inc. 6 West Druid Hills Drive Atlanta, GA 30329 USA Phone: 404-929-6100 FEIN: 58-2502748 f/k/a WT Technologies, Inc.	TRX Fulfillment Services, LLC 6 West Druid Hills Drive Atlanta, GA 30329 USA Phone: 404-929-6100 FEIN: 58-2256870 f/k/a WorldTravel Technologies, LLC

TRX Technology Services, L.P. 7557 Rambler Road Suite 1300 Dallas, TX 75231 USA Phone: 214-346-4600 FEIN: 58-1907784 f/k/a Travel Technologies Group, L.P. f/k/a Travel Technologies Group, LLC	TRX Data Services, Inc. 8065 Leesburg Pike, Suite 700 Vienna, VA 22182 office: (703) 748-1280 FEIN: 54-1689385 f/k/a Arthur H. Limited d/b/a International Software Products

Travel Technology, LLC 6 West Druid Hills Drive Atlanta, GA 30329 USA Phone: 404-929-6100 FEIN: 58-2632620	Technology Licensing Company, LLC 6 West Druid Hills Drive Atlanta, GA 30329 USA Phone: 404-929-6100 FEIN: n/a

TRX Central Europe, AG d/b/a/ TRX Central Europe AG In der Luberzen 40-42 CH-8902 Urdorf Switzerland + 41 1 777 07 07	TRX Europe, Ltd. f/k/a eTRX, Ltd. d/b/a TRX Europe f/k/a Fortdove, Ltd.
	Location #1:	Pegasus House Burleys Way Leicester LE1 United Kingdom

	Location #2:	Sutherland House Russell Way Crawley W Sussex RH10 1UH United Kingdom +44 (0) 1293-608-555

	Location #3:	Abbey House 252 Farnborough Hants GU14 7 NJ

Part (a). Subsidiaries (continued)

TRX Luxembourg, S.á.r.l. 38-40, rue Sainte-Zithe L-2763 Luxembourg	TRX France, S.á.r.l. 26, rue Bénard F-75014 Paris France Phone 00 1 42 21 32 21

TRX UK, Ltd. f/k/a WTT UK, Ltd c/o Jordans Limited 20-22 Bedford Row London WC1R4JS	TRX Germany GmbH Am Borsigturm 17 D-13507 Berlin Germany +49 30 43 661 0

SCHEDULE 5.13

SUBSIDIARIES;

OTHER INVESTMENTS; EQUITY INTERESTS

IN THE BORROWER

Part (b). Other Equity Investments:

None.

Part (c). Other Investments:

See Schedule 7.02 (“Existing Investments”).

Part (d). Owners of Equity Interests in the Borrower:

	Shares	Options	Convertible Shares	Warrants
(1) BCD Technology, SA	9,008,507	-0-	95,378	-0-
(2) Hogg Robinson Holdings BV	2,295,313	-0-	94,277	-0-
(3) Sabre Investments, Inc.	47,029	-0-	1,359,927	-0-
(4) WorldTravel Partners I, LLC	-0-	-0-	235,721	-0-
(5) Directors	823,321	114,810	27,933	-0-
(6) Management	293,377	470,000	-0-	-0-
(7) American Express	-0-	-0-	-0-	197,968
TOTAL:	12,467,547	584,810	1,813,237	197,968

NOTES:

1.	The number of Convertible Shares is calculated pursuant to that certain amended and restated convertible promissory note dated as of July 2, 2002, from TRX, Inc. to BCD Technology, SA in an original principal amount of $1,052,022. Upon conversion of this note, BCD Technology, SA shall be entitled to receive one share of Common Stock for each $11.03 of principal and accrued and due but unpaid interest through the Conversion Date (the “Conversion Price”). Accordingly, based upon the original principal amount only, the number of shares of Common Stock upon conversion is $1,052,022 divided by $11.03, which equals 95,378.

2.	The number of Convertible Shares is calculated pursuant to that certain convertible promissory note dated as of November 16, 2001, from TRX, Inc. to Hogg Robinson Holdings BV in an original principal amount of $1,039,873. Upon conversion of this note, Hogg Robinson Holdings BV shall be entitled to receive one share of Common Stock for each $11.03 of principal and accrued and due but unpaid interest through the Conversion Date (the “Conversion Price”). Accordingly, based upon the original principal amount only, the number of shares of Common Stock upon conversion is $1,039,873 divided by $11.03, which equals 94,277.

3.	The number of Convertible Shares is calculated pursuant to the Sabre Note. Upon conversion of this note, Sabre Investments, Inc. shall be entitled to receive one share of Common Stock for each $11.03 of principal and accrued and due but unpaid interest through the Conversion Date (the “Conversion Price”). Accordingly, based upon the original principal amount only, the number of shares of Common Stock upon conversion is $15,000,000 divided by $11.03, which equals 1,359,927.

4.	The number of Convertible Shares is calculated pursuant to that certain convertible promissory note dated as of July 1, 2002, from TRX, Inc. to WorldTravel Partners I, LLC in an original principal amount of $2,600,000. Upon conversion of this note, WorldTravel Partners I, LLC shall be entitled to receive one share of Common Stock for each $11.03 of principal and accrued and due but unpaid interest through the Conversion Date (the “Conversion Price”). Accordingly, based upon the original principal amount only, the number of shares of Common Stock upon conversion is $2,600,000 divided by $11.03, which equals 235,721.

5.	The number of Convertible Shares is calculated pursuant to that certain convertible promissory note dated as of November 16, 2001, from the Borrower to Davis Family Holdings, LLC in an original principal amount of $308,105. Upon conversion of this note, WorldTravel Partners I, LLC shall be entitled to receive one share of Common Stock for each $11.03 of principal and accrued and due but unpaid interest through the Conversion Date (the “Conversion Price”). Accordingly, based upon the original principal amount only, the number of shares of Common Stock upon conversion is $308,105 divided by $11.03, which equals 27,933.

6.	In July 2000, the Company granted American Express a warrant to purchase up to 197,968 shares of common stock, exerciseable over a five-year period. In July 2001, the exercise price of the warrants was established at $12.96 per share and 24,723 shares vested. The warrants for the remaining 173,245 shares become vested upon American Express generating certain levels of revenue for the Borrower.

SCHEDULE 5.17

INTELLECTUAL PROPERTY

See Attached:

•	Outbound TRX Licenses, dated November 15, 2004 and updated November 29, 2004

•	Trademark List by Owner for TRX Data Services, Inc., dated November 12, 2004

•	Trademark List by Owner for TRX, Inc., dated November 12, 2004

•	Summary of Domain Names as of November 1, 2004

Outbound TRX Licenses

November 15, 2004

Updated November 29, 2004

Licensor	Licensee	Name of Agreement	Term of Agreement	Renewal Rights	Description or Nature of License
TRX Technology Services, L.P. 7557 Rambler Road, Suite 1300, Dallas Texas 75231	World Travel Partners I, L.L.C. 1055 Lenox Park Boulevard, Atlanta, GA 30319	Master Agreement	January 1, 2002 through January 1, 2006.	Automatic for one (1) year renewal term.

TRX will provide the

following services and

software to WTP:

Service Bureau Services:

•      EnCoRRe & CoRRe

•      PreTrip

Application Services:

•      ResAssist

•      ProfileSync.com

•      Hotel Checker Software

Licensed Software Products:

•      CRS Screen Highlighter

•      Southwest Direct

•      ForeCast

TRX Technology Services, L.P. 7557 Rambler Road, Suite 1300, Dallas Texas 75231	WorldTravel Partners I, LLC 1055 Lenox Park Boulevard, 4th Floor, Atlanta, GA 30319	Application Services and Service Bureau Services Agreement	January 1, 2003 through January 1, 2006.	The Agreement shall renew in successive one (1) year terms upon written agreement of the parties.

TRX will provide the following services and software to WTP:

Service Bureau Services:

•      EnCoRRe Service Bureau

Application Services:

•      ResAssist

•      ProfileSync.com

Licensed Software Products:

•      CRS Screen Highlighter

•      Southwest Direct

TRX Fulfillment Services, LLC 6 W. Druid Hills Drive, Atlanta, Georgia 30329	American Airlines, Inc. 4333 Amon Carter Blvd., Fort Worth, Texas 76155	Services Agreement	December 23, 2002 through December 23, 2007.	American has the option of extending the Term for up to three (3)	TRX will provide the following services: • Manual/exception/default ticket exception handling of passenger name records

1

Outbound TRX Licenses

November 15, 2004

Updated November 29, 2004

Licensor	Licensee	Name of Agreement	Term of Agreement	Renewal Rights	Description or Nature of License
				additional two (2) year terms.	(PNR’s) • Resolution of credit card defaults to complete ticket transactions • Support desk to respond to ticket inquiries • Access to TRX’s online reporting system for volume tracking

TRX, Inc. 6 West Druid Hills Drive, Atlanta, GA 30329	Expedia, Inc. 13810 SE Eastgate Way, Suite 400, Bellevue, WA 98005	Amended and Restated Expedia, Inc./TRX, Inc. Service Agreement	November 1, 2003 through December 31, 2010.	Automatically renewed for a period of two (2) years.

TRX will provide certain travel fulfillment services such as:

1.      Take call,

2.      Complete reservation,

3.      Issue air travel tickets,

4.      Distribute travel documents,

5.      Assist traveler,

6.      Perform ARC/IATA Accounting,

7.      Invoice deferred payment travel suppliers (non-air),

8.      Collect payments from deferred payment travel suppliers,

9.      Reconcile deferred payment commissions/
transaction fees,

10.    Account for TRX-assigned EXPEDIA Travel commissions,

2

Outbound TRX Licenses

November 15, 2004

Updated November 29, 2004

Licensor	Licensee	Name of Agreement	Term of Agreement	Renewal Rights	Description or Nature of License
11. Account for international travel, 12. Remit commissions/ transaction fees to EXPEDIA, 13. Perform reservation quality control, 14. Provide full accounting.

Travel Technologies Group, L.P. (“TTG”) 7557 Rambler Road, Dallas, Texas 75231 (now known as TRX Technology Services, LP)	American Express Travel Related Service Company, Inc. World Financial Center, American Express Tower, 200 Vesey Street, New York, New York 10285	Service Bureau Agreement	July 24, 2000 through July 24, 2005.	Renewable automatically for two consecutive one year periods.	TTG provides the following services: • EnCoRRe Service Bureau • CRS Screen Highlighter with Infolink and Southwest Direct

TRX Technology Services, L.P. 7557 Rambler Road, Dallas, Texas 75231	American Express Travel Related Service Company, Inc. World Financial Center, American Express Tower, 200 Vesey Street, New York, New York 10285	Amendment #1 to Service Bureau Agreement between TRX and AMEX	Extends the initial term of the Agreement for one year for an initial term from July 24, 2000 through July 24, 2006.	Same as original agreement.	TRX provides the following services: • AE Lite

TRX Technology Services, L.P.	American Express Travel Related Service	Amendment #2 to Service Bureau	June 6, 2003 through June 6,	Automatically renewed for	TRX provides the following services:

3

Outbound TRX Licenses

November 15,2004

Updated November 29, 2004

Licensor	Licensee	Name of Agreement	Term of Agreement	Renewal Rights	Description or Nature of License
7557 Rambler Road, Dallas, Texas 75231	Company, Inc. World Financial Center, American Express Tower, 200 Vesey Street, New York, New York 10285	Agreement between TRX and AMEX	2006.	successive three (3) year terms.	• RESX • AE Interactive • Smart Alert

WorldTravel Technologies, LLC 6 W. Druid Hills Dr., Atlanta, Georgia 30329 (now known as TRX, Inc.)	Technology Licensing Company LLC 6 W. Druid Hills Dr., Atlanta, Georgia 30329	Software Licence Agreement	February 18, 2000 for indefinite term unless terminated upon splitting of assets of Fortdove Limited as described in a separate shareholder agreement.	Indefinite Term

Technology Licensing

Company has the right to use

the following software ONLY

to sub-license the following

software to Fortdove Limited.

-OFS Ticket Partner

-OFS Message Partner

-Project Kincade

-OFS Scholar

-CoRRe

-CoRRe (revised)

-EnCoRRe

-MultiCoRRe

-ResAssist

-Profilesync.com

-Highlighter

4

Friday, November 12, 2004	Trademark List by Owner	Page: 1

Owner: TRX Data Services, Inc.

Trademark		Client-Matter/Subcase Country Name	Status Class(es)	Application Number/Date	Registration Number/Date
NAVIGATOR		8828-017/D	Reg.-8&15	74/636934	2,051,844
		United States of America	35 Int.	21-Feb-1995	15-Apr-1997

	Goods:	Class 35: Cost containment in the field of international travel related expenditures, namely collecting and analyzing a company’s international travel related expense data and proposing cost saving solutions.

Friday, November 12, 2004	Trademark List by Owner	Page: 1

Owner: TRX, Inc.

Trademark		Client-Matter/Subcase Country Name	Status Class(es)	Application Number/Date	Registration Number/Date
CORREX		8828-017X/	Unfiled
		United States of America	35 Int., 39 Int., 42 Int.

	Goods:

Class 35: Outsourcing services for others in the field of fulfilling on-line orders; providing customer service support and data management and reporting;

Class 39: Travel information services for corporate and individual customers, namely, information about transportation and hotel accommodations; and

Class 42: Providing temporary use of non-downloadable software for use in travel agency management, reservations for transportation and hotel accommodations, meeting planning and quality control; computer software design for others in the field of travel.

FINDING NEW WAYS		8828-018q/	Pending	002870616
		Austria	35 Int., 39 Int., 42 Int.	01-Oct-2002

	Goods:

Advertising; business management; business administration; office functions (class 35)

Transport; packaging and storage of foods; travel arrangement (class 39)

Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; legal services (class 42)

FINDING NEW WAYS		8828-018q/	Pending	002870616
		Benelux	35 Int., 39 Int., 42 Int.	01-Oct-2002

	Goods:

Advertising; business management; business administration; office functions (class 35)

Transport; packaging and storage of foods; travel arrangement (class 39)

Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; legal services (class 42)

FINDING NEW WAYS		8828-018q/	Pending	002870616
		Denmark	35 Int., 39 Int., 42 Int.	01-Oct-2002

	Goods:

Advertising; business management; business administration; office functions (class 35)

Transport; packaging and storage of foods; travel arrangement (class 39)

Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; legal services (class 42)

FINDING NEW WAYS		8828-018q/	Pending	002870616
		European Community	35 Int., 39 Int., 42 Int.	01-Oct-2002

	Goods:

Advertising; business management; business administration; office functions (class 35)

Transport; packaging and storage of foods; travel arrangement (class 39)

Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; legal services (class 42)

FINDING NEW WAYS		8828-018q/	Pending	002870616
		Finland	35 Int., 39 Int., 42 Int.	01-Oct-2002

	Goods:

Advertising; business management; business administration; office functions (class 35)

Transport; packaging and storage of foods; travel arrangement (class 39)

Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; legal services (class 42)

Friday, November 12, 2004	Trademark List by Owner	Page: 2

Owner: TRX, Inc.

Trademark		Client-Matter/Subcase Country Name	Status Class(es)	Application Number/Date	Registration Number/Date
FINDING NEW WAYS		8828-018q/	Pending	002870616
		France	35 Int., 39 Int., 42 Int.	01-Oct-2002

	Goods:

Advertising; business management; business administration; office functions (class 35)

Transport; packaging and storage of foods; travel arrangement (class 39)

Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; legal services (class 42)

FINDING NEW WAYS		8828-018q/	Pending	002870616
		Germany	35 Int., 39 Int., 42 Int.	01-Oct-2002

	Goods:

Advertising; business management; business administration; office functions (class 35)

Transport; packaging and storage of foods; travel arrangement (class 39)

Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; legal services (class 42)

FINDING NEW WAYS		8828-018q/	Pending	002870616
		Greece	35 Int., 39 Int., 42 Int.	01-Oct-2002

	Goods:

Advertising; business management; business administration; office functions (class 35)

Transport; packaging and storage of foods; travel arrangement (class 39)

Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; legal services (class 42)

FINDING NEW WAYS		8828-018q/	Pending	002870616
		Ireland	35 Int., 39 Int., 42 Int.	01-Oct-2002

	Goods:

Advertising; business management; business administration; office functions (class 35)

Transport; packaging and storage of foods; travel arrangement (class 39)

Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; legal services (class 42)

FINDING NEW WAYS		8828-018q/	Pending	002870616
		Italy	35 Int., 39 Int., 42 Int.	01-Oct-2002

	Goods:

Advertising; business management; business administration; office functions (class 35)

Transport; packaging and storage of foods; travel arrangement (class 39)

Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; legal services (class 42)

FINDING NEW WAYS		8828-018q/	Pending	002870616
		Portugal	35 Int., 39 Int., 42 Int.	01-Oct-2002

	Goods:

Advertising; business management; business administration; office functions (class 35)

Transport; packaging and storage of foods; travel arrangement (class 39)

Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; legal services (class 42)

Friday, November 12, 2004	Trademark List by Owner	Page: 3

Owner: TRX, Inc.

Trademark		Client-Matter/Subcase Country Name	Status Class(es)	Application Number/Date	Registration Number/Date
FINDING NEW WAYS		8828-018q/	Pending	002870616
		Spain	35 Int., 39 Int., 42 Int.	01-Oct-2002

	Goods:

Advertising; business management; business administration; office functions (class 35)

Transport; packaging and storage of foods; travel arrangement (class 39)

Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; legal services (class 42)

FINDING NEW WAYS		8828-018q/	Pending	002870616
		Sweden	35 Int., 39 Int., 42 Int.	01-Oct-2002

	Goods:

Advertising; business management; business administration; office functions (class 35)

Transport; packaging and storage of foods; travel arrangement (class 39)

Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; legal services (class 42)

FINDING NEW WAYS		8828-018q/	Pending	002870616
		United Kingdom	35 Int., 39 Int., 42 Int.	01-Oct-2002

	Goods:

Advertising; business management; business administration; office functions (class 35)

Transport; packaging and storage of foods; travel arrangement (class 39)

Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; legal services (class 42)

FINDING NEW WAYS		8828-017/G	Published	76/433,178
		United States of America	35 Int., 42 Int., 43 Int.	23-Jul-2002

	Goods:

Class 35: Outsourcing services for others in the fields of fulfilling on line orders, providing customer service support and data management and reporting;

Class 42: Providing temporary use of non-downloadable software for use in travel agency management, reservations for transportation and hotel accommodations, meeting planning and quality control; computer software design for others in the field of travel; and

Class 43: Travel information services for corporate and individual customers, namely, information about transportation and hotel accommodations.

PROXI		8828-018/	Pending	3042009
		Austria	09 Int., 39 Int., 42 Int.	02-Jul-2003

	Goods:

9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accommodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

Friday, November 12, 2004	Trademark List by Owner	Page: 4

Owner: TRX, Inc.

Trademark		Client-Matter/Subcase Country Name	Status Class(es)	Application Number/Date	Registration Number/Date
PROXI		8828-018bx/	Pending	1027179
		Benelux	35 Int., 42 Int., 43 Int.	14-Feb-2003

	Goods:

Class 35: Outsourcing services for others in the field of fulfilling on-line orders, providing customer service support data management and reporting; meeting planning; business management organisation consultancy;

Class 42: Development of software for the benefit of others in the field of travel; renting, leasing or providing temporarily use of non-downloadable software for use in travel agency management; quality control; legal advise in respect of the requesting and issuing of visa; and

Class 43: Providing corporate and individual customers travel information namely information in respect of (hotel) accommodation.

PROXI		8828-018/	Pending	3042009
		Denmark	09 Int., 39 Int., 42 Int.	02-Jul-2003

	Goods:

9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accommodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

PROXI		8828-018/	Pending	3042009
		European Community	09 Int., 39 Int., 42 Int.	02-Jul-2003

	Goods:

9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accommodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

Friday, November 12, 2004	Trademark List by Owner	Page: 5

Owner: TRX, Inc.

Trademark		Client-Matter/Subcase Country Name	Status Class(es)	Application Number/Date	Registration Number/Date
PROXI		8828-018/	Pending	3042009
		Finland	09 Int., 39 Int., 42 Int.	02-Jul-2003

	Goods:

9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accommodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

PROXI		8828-018/	Pending	3042009
		France	09 Int., 39 Int., 42 Int.	02-Jul-2003

	Goods:

9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accommodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

PROXI		8828-018/	Pending	3042009
		Germany	09 Int., 39 Int., 42 Int.	02-Jul-2003

	Goods:

9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accommodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

Friday, November 12, 2004	Trademark List by Owner	Page: 6

Owner: TRX, Inc.

Trademark		Client-Matter/Subcase Country Name	Status Class(es)	Application Number/Date	Registration Number/Date
PROXI		8828-018/	Pending	3042009
		Greece	09 Int., 39 Int., 42 Int.	02-Jul-2003

Goods:

9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accommodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

PROXI		8828-018hu/	Unfiled
		Hungary	35 Int., 42 Int., 43 Int.

Goods:

Class 35: Outsourcing services for others in the field of fulfilling on-line orders, providing customer service support data management and reporting; meeting planning; business management organisation consultancy;

Class 42: Development of software for the benefit of others in the field of travel; renting, leasing or providing temporarily use of non-downloadable software for use in travel agency management; quality control; legal advise in respect of the requesting and issuing of visa; and

Class 43: Providing corporate and individual customers travel information namely information in respect of (hotel) accommodation.

PROXI		8828-018/	Pending	3042009
		Ireland	09 Int., 39 Int., 42 Int.	02-Jul-2003

Goods:

9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accommodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

Friday, November 12, 2004	Trademark List by Owner	Page: 7

Owner: TRX, Inc.

Trademark		Client-Matter/Subcase Country Name	Status Class(es)	Application Number/Date	Registration Number/Date
PROXI		8828-018/	Pending	3042009
		Italy	09 Int., 39 Int., 42 Int.	02-Jul-2003

Goods:

9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accommodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

PROXI		8828-0181i/	Unfiled
		Liechtenstein	35 Int., 42 Int., 43 Int.

Goods:

Class 35: Outsourcing services for others in the field of fulfilling on-line orders, providing customer service support data management and reporting; meeting planning; business management organisation consultancy;

Class 42: Development of software for the benefit of others in the field of travel; renting, leasing or providing temporarily use of non-downloadable software for use in travel agency management; quality control; legal advise in respect of the requesting and issuing of visa; and

Class 43: Providing corporate and individual customers travel information namely information in respect of (hotel) accommodation.

PROXI		8828-018/	Pending	3042009
		Portugal	09 Int., 39 Int., 42 Int.	02-Jul-2003

Goods:

9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accommodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

Friday, November 12, 2004	Trademark List by Owner	Page: 8

Owner: TRX, Inc.

Trademark		Client-Matter/Subcase Country Name	Status Class(es)	Application Number/Date	Registration Number/Date
PROXI		8828-018/	Pending	3042009
		Spain	09 Int., 39 Int., 42 Int.	02-Jul-2003

Goods:

9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accommodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

PROXI		8828-018/	Pending	3042009
		Sweden	09 Int., 39 Int., 42 Int.	02-Jul-2003

Goods:

9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accommodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

PROXI		8828-018ch/	Unfiled
		Switzerland	35 Int., 42 Int., 43 Int.

Goods:

Class 35: Outsourcing services for others in the field of fulfilling on-line orders, providing customer service support data management and reporting; meeting planning; business management organisation consultancy;

Class 42: Development of software for the benefit of others in the field of travel; renting, leasing or providing temporarily use of non-downloadable software for use in travel agency management; quality control; legal advise in respect of the requesting and issuing of visa; and

Class 43: Providing corporate and individual customers travel information namely information in respect of (hotel) accommodation.

Friday, November 12, 2004	Trademark List by Owner	Page: 9

Owner: TRX, Inc.

Trademark		Client-Matter/Subcase Country Name	Status Class(es)	Application Number/Date	Registration Number/Date
PROXI		8828-018/	Pending	3042009
		United Kingdom	09 Int., 39 Int., 42 Int.	02-Jul-2003

	Goods:

9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accommodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

PROXI		8828-017/	Allowed	78/204042
		United States of America	35 Int., 39 Int., 42 Int., 43 Int.	16-Jan-2003

	Goods:

Class 35: Outsourcing services for others in the field of fulfilling on-line orders; providing customer service support and data management and reporting;

Class 39: Travel information services for corporate and individual customers; travel information services, namely, information about transportation; and

Class 42: Providing temporary use of non-downloadable software for use in travel agency management, reservations for transportation and hotel accommodations, meeting planning and quality control; computer software design for others in the field of travel.

Class 43: Travel information services, namely, information about hotel accommodations.

RESX		8828-018r/	Published	002870848
		Austria	35 Int., 39 Int., 42 Int.	01-Oct-2002

	Goods:

Class 35: Advertising; business management; business administration; office functions;

Class 39: Transport; packaging and storage of foods; travel arrangement;

Class 42: Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; legal services.

RESX		8828-018r/	Published	002870848
		Benelux	35 Int., 39 Int., 42 Int.	01-Oct-2002

	Goods:

Class 35: Advertising; business management; business administration; office functions;

Class 39: Transport; packaging and storage of foods; travel arrangement;

Class 42: Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; legal services.

Friday, November 12, 2004	Trademark List by Owner	Page: 10

Owner: TRX, Inc.

Trademark		Client-Matter/Subcase Country Name	Status Class(es)	Application Number/Date	Registration Number/Date
RESX		8828-018r/	Published	002870848
		Denmark	35 Int., 39 Int., 42 Int.	01-Oct-2002

	Goods:

Class 35: Advertising; business management; business administration; office functions;

Class 39: Transport; packaging and storage of foods; travel arrangement;

Class 42: Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; legal services.

RESX		8828-018r/	Published	002870848
		European Community	35 Int., 39 Int., 42 Int.	01-Oct-2002

	Goods:

Class 35: Advertising; business management; business administration; office functions;

Class 39: Transport; packaging and storage of foods; travel arrangement;

Class 42: Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; legal services.

RESX		8828-018r/	Published	002870848
		Finland	35 Int., 39 Int., 42 Int.	01-Oct-2002

	Goods:

Class 35: Advertising; business management; business administration; office functions;

Class 39: Transport; packaging and storage of foods; travel arrangement;

Class 42: Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; legal services.

RESX		8828-018r/	Published	002870848
		France	35 Int., 39 Int., 42 Int.	01-Oct-2002

	Goods:

Class 35: Advertising; business management; business administration; office functions;

Class 39: Transport; packaging and storage of foods; travel arrangement;

Class 42: Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; legal services.

RESX		8828-018r/ Germany	Published 35 Int. 39 Int., 42 Int.,	002870848 01-Oct-2002

	Goods:

Class 35: Advertising; business management; business administration; office functions;

Class 39: Transport; packaging and storage of foods; travel arrangement;

Class 42: Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; legal services.

RESX		8828-018r/ Greece	Published 35 Int., 39 Int., 42 Int.	002870848 01-Oct-2002

	Goods:

Class 35: Advertising; business management; business administration; office functions;

Class 39: Transport; packaging and storage of foods; travel arrangement;

Class 42: Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; legal services.

Friday, November 12, 2004	Trademark List by Owner	Page: 11

Owner: TRX, Inc.

Trademark		Client-Matter/Subcase Country Name	Status Class(es)	Application Number/Date	Registration Number/Date
RESX		8828-018r/ Ireland	Published 35 Int., 39 Int., 42 Int.	002870848 01-Oct-2002

Goods:

Class 35: Advertising; business management; business administration; office functions;

Class 39: Transport; packaging and storage of foods; travel arrangement;

Class 42: Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; legal services.

RESX		8828-018r/ Italy	Published 35 Int., 39 Int., 42 Int.	002870848 01-Oct-2002

Goods:

Class 35: Advertising; business management; business administration; office functions;

Class 39: Transport; packaging and storage of foods; travel arrangement;

Class 42: Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; legal services.

RESX		8828-018r/ Portugal	Published 35 Int., 39 Int., 42 Int.	002870848 01-Oct-2002

Goods:

Class 35: Advertising; business management; business administration; office functions;

Class 39: Transport; packaging and storage of foods; travel arrangement;

Class 42: Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; legal services.

RESX		8828-018r/ Spain	Published 35 Int., 39 Int., 42 Int.	002870848 01-Oct-2002

Goods:

Class 35: Advertising; business management; business administration; office functions;

Class 39: Transport; packaging and storage of foods; travel arrangement;

Class 42: Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; legal services.

RESX		8828-018r/ Sweden	Published 35 Int., 39 Int., 42 Int.	002870848 01-Oct-2002

Goods:

Class 35: Advertising; business management; business administration; office functions;

Class 39: Transport; packaging and storage of foods; travel arrangement;

Class 42: Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; legal services.

RESX		8828-018r/ United Kingdom	Published 35 Int., 39 Int., 42 Int.	002870848 01-Oct-2002

Goods:

Class 35: Advertising; business management; business administration; office functions;

Class 39: Transport; packaging and storage of foods; travel arrangement;

Class 42: Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; legal services.

Friday, November 12, 2004	Trademark List by Owner	Page: 12

Owner: TRX, Inc.

Trademark		Client-Matter/Subcase Country Name	Status Class(es)	Application Number/Date	Registration Number/Date
RESX		8828-017/F United States of America	Published 35 Int., 39 Int., 42 Int., 43 Int.	76/429952 12-Jul-2002

Goods:

Class 35: Outsourcing services for others in the fields of fulfilling on line orders, providing customer service support and data management and reporting;

Class 39: Travel agency services for corporate and individual customers; travel information services, namely, information about transportation;

Class 42: Providing temporary use of non-downloadable software for use in travel agency management, reservations for transportation and hotel accommodations, meeting planning and quality control; computer software design for others in the field of travel; and

Class 43: Travel agency services for corporate and individual customers, namely, information about hotel accommodations.

TRANSFORMING YOUR ONLINE SERVICES		8828-018f/ United Kingdom	Refused 09 Int., 39 Int., 42 Int.	2242986 18-Aug-2000

Goods:

9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services; information provided on-line from computer databases and/or the Internet relating to travel reservations.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases; information provided on-line from computer databases and/or the Internet relating to the fulfillment of on-line orders for goods and services, customer support services and data management and reporting; installation and maintenance of computer software; computer rental; accommodation reservations; services for others in providing customer services support and data management and reporting.

TRX		8828-018a/ Austria	Registered 09 Int., 39 Int., 42 Int.	001534221 01-Mar-2000	001534221 01-Mar-2000

Goods:

9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accommodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

Friday, November 12, 2004	Trademark List by Owner	Page: 13

Owner: TRX, Inc.

Trademark		Client-Matter/Subcase Country Name	Status Class(es)	Application Number/Date	Registration Number/Date
TRX		8828-018a/ Benelux	Registered 09 Int., 39 Int., 42 Int.	001534221 01-Mar-2000	001534221 01-Mar-2000

Goods:

9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accommodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

TRX		8828-018a/ Denmark	Registered 09 Int., 39 Int., 42 Int.	001534221 01-Mar-2000	001534221 01-Mar-2000

Goods:

9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accommodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

TRX		8828-018a/ European Community	Registered 09 Int., 39 Int., 42 Int.	001534221 01-Mar-2000	001534221 01-Mar-2000

Goods:

9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accommodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

Friday, November 12, 2004	Trademark List by Owner	Page: 14

Owner: TRX, Inc.

Trademark		Client-Matter/Subcase Country Name	Status Class(es)	Application Number/Date	Registration Number/Date
TRX		8828-018a/ Finland	Registered 09 Int., 39 Int., 42 Int.	001534221 01-Mar-2000	001534221 01-Mar-2000

Goods:

9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accommodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

TRX		8828-018a/ France	Registered 09 Int., 39 Int., 42 Int.	001534221 01-Mar-2000	001534221 01-Mar-2000

Goods:

9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accommodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

TRX		8828-018a/ Germany	Registered 09 Int., 39 Int., 42 Int.	001534221 01-Mar-2000	001534221 01-Mar-2000

Goods:

9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accommodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

Friday, November 12, 2004	Trademark List by Owner	Page: 15

Owner: TRX, Inc.

Trademark		Client-Matter/Subcase Country Name	Status Class(es)	Application Number/Date	Registration Number/Date
TRX		8828-018a/ Greece	Registered 09 Int., 39 Int., 42 Int.	001534221 01-Mar-2000	001534221 01-Mar-2000

Goods:

9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accommodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

TRX		8828-018a/ Ireland	Registered 09 Int., 39 Int., 42 Int.	001534221 01-Mar-2000	001534221 01-Mar-2000

Goods:

9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accommodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

TRX		8828-018a/ Italy	Registered 09 Int., 39 Int., 42 Int.	001534221 01-Mar-2000	001534221 01-Mar-2000

Goods:

9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accommodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

Friday, November 12, 2004	Trademark List by Owner	Page: 16

Owner: TRX, Inc.

Trademark		Client-Matter/Subcase Country Name	Status Class(es)	Application Number/Date	Registration Number/Date
TRX		8828-018a/	Registered	001534221	001534221
		Portugal	09 Int., 39 Int., 42 Int.	01-Mar-2000	1-Mar-2000

	Goods:	9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accommodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

TRX		8828-018a/	Registered	001534221	001534221
		Spain	09 Int., 39 Int., 42 Int.	01-Mar-2000	01-Mar-2000

	Goods:	9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accommodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

TRX		8828-018a/	Registered	001534221	001534221
		Sweden	09 Int., 39 Int., 42 Int.	0l-Mar-2000	0l-Mar-2000

	Goods:	9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accommodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

Friday, November 12, 2004	Trademark List by Owner	Page: 17

Owner: TRX, Inc.

Trademark		Client-Matter/Subcase Country Name	Status Class(es)	Application Number/Date	Registration Number/Date
TRX		8828-018a/	Registered	001534221	001534221
		United Kingdom	09 Int., 39 Int, 42 Int.	0l-Mar-2000	01-Mar-2000

	Goods:	9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accommodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

TRX		8828-017/C	Registered	75/917249	2,825,443
		United States of America	35 Int., 42 Int.	14-Feb-2000	23-Mar-2004

	Goods:	Class 35: Outsourcing services for others in the fields of fulfilling on line orders, providing customer service support and data management and reporting;

Class 42: Travel agency services for corporate and individual customers, namely, making reservations and bookings for hotel accommodations; providing temporary use of non-downloadable software for use in travel agency management, reservations for transportation and hotel accommodations, meeting planning and quality control.

TRX (Stylized)		8828-017a/	Registered	75/917248	2,707,451
		United States of America	35 Int., 39 Int., 42 Int.	14-Feb-2000	15-Apr-2003

	Goods:	Class 35: Outsourcing services for others in the fields of fulfilling on line orders, providing customer service support and data management and reporting;

Class 39: Travel agency services for corporate and individual customers; travel information services, namely, information about transportation;

Class 42: Travel agency services for corporate and individual customers, namely, making reservations and bookings for hotel accommodations; providing temporary use of non-downloadable software for use in travel agency management, reservations for transportation and hotel accommodations, meeting planning and quality control; computer software design for others in the field of travel, travel information services, namely, information about hotel accommodations

TRX PROXI		8828-017e/	Allowed	76/395536
		United States of America	35 Int., 39 Int., 42 Int., 43 Int.	12-Apr-2002

	Goods:	Class 35: Outsourcing services for others in the fields of fulfilling on line orders, providing customer service support and data management and reporting;

Class 39: Travel agency services, namely, making reservations and bookings for transportation for corporate and individual customers; travel information services, namely, providing information about transportation;

Class 42: Providing temporary use of non-downloadable software for use in travel agency management, reservations for transportation and hotel accommodations, meeting planning and quality control; computer software design for others in the field of travel; and

Class 43: Travel agency services for corporate and individual customers, namely making reservations and bookings for hotel accommodations.

Friday, November 12, 2004	Trademark List by Owner	Page: 18

Owner: TRX, Inc.

Trademark		Client-Matter/Subcase Country Name	Status Class(es)	Application Number/Date	Registration Number/Date
X (stylized)		8828-018b/	Published	001537257
		Austria	09 Int., 39 Int., 42 Int.	02-Mar-2000

	Goods:	9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accomodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

X (stylized)		8828-018b/	Published	001537257
		Denmark	09 Int., 39 Int., 42 Int.	02-Mar-2000

	Goods:	9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accomodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

X (stylized)		8828-018b/	Published	001537257
		European Community	09 Int., 39 Int., 42 Int.	02-Mar-2000

	Goods:	9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accomodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

Friday, November 12, 2004	Trademark List by Owner	Page: 19

Owner: TRX, Inc.

Trademark		Client-Matter/Subcase Country Name	Status Class(es)	Application Number/Date	Registration Number/Date
X (stylized)		8828-018b/	Published	001537257
		Finland	09 Int., 39 Int., 42 Int.	02-Mar-2000

	Goods:	9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accomodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

X (stylized)		8828-018b/	Published	001537257
		France	09 Int., 39 Int., 42 Int.	02-Mar-2000

	Goods:	9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accomodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

X (stylized)		8828-018b/	Published	001537257
		Germany	09 Int., 39 Int., 42 Int.	02-Mar-2000

	Goods:	9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accomodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

Friday, November 12, 2004	Trademark List by Owner	Page: 20

Owner: TRX, Inc.

Trademark		Client-Matter/Subcase Country Name	Status Class(es)	Application Number/Date	Registration Number/Date
X (stylized)		8828-018b/	Published	001537257
		Greece	09 Int., 39 Int., 42 Int.	02-Mar-2000

	Goods:	9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accomodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

X (stylized)		8828-018b/	Published	001537257
		Ireland	09 Int., 39 Int., 42 Int.	02-Mar-2000

	Goods:	9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accomodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

X (stylized)		8828-018b/	Published	001537257
		Italy	09 Int., 39 Int., 42 Int.	02-Mar-2000

	Goods:	9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accomodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

Friday, November 12, 2004	Trademark List by Owner	Page: 21

Owner: TRX, Inc.

Trademark		Client-Matter/Subcase Country Name	Status Class(es)	Application Number/Date	Registration Number/Date
X (stylized)		8828-018b/	Published	001537257
		Portugal	09 Int., 39 Int., 42 Int.	02-Mar-2000

	Goods:	9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; (fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accomodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

X (stylized)		8828-018b/	Published	001537257
		Spain	09 Int., 39 Int., 42 Int.	02-Mar-2000

	Goods:	9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accomodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

X (stylized)		8828-018b/	Published	001537257
		Sweden	09 Int., 39 Int., 42 Int.	02-Mar-2000

	Goods:	9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accomodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

Friday, November 12, 2004	Trademark List by Owner	Page: 22

Owner: TRX, Inc.

Trademark		Client-Matter/Subcase Country Name	Status Class(es)	Application Number/Date	Registration Number/Date
X (stylized)		8828-018b/	Published	001537257
		United Kingdom	09 Int., 39 Int., 42 Int.	02-Mar-2000

	Goods:	9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accomodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

X (stylized)		8828-017b/	Registered	75/917247	2,660,090
		United States of America	35 Int., 39 Int., 40 Int., 42 Int.	14-Feb-2000	10-Dec-2002

	Goods:	Class 35: Outsourcing services for others in the fields of fulfilling on line orders, providing customer service support and data management and reporting;

Class 39: Travel agency services for corporate and individual customers; travel information services, namely, information about transportation and hotel accommodations;

Class 40: Travel agency services for corporate and individual customers, namely, making reservations and bookings for hotel accommodations; providing temporary use of non-downloadable software for use in travel agency management, reservations for transportation and hotel accommodations, meeting planning and quality control; computer software design for others in the field of travel;

Class 42: Travel agency services for corporate and individual customers, namely, making reservations and bookings for hotel accommodations; providing temporary use of non-downloadable software for use in travel agency management, reservations for transportation and hotel accommodations, meeting planning and quality control; computer software design for others in the field of travel.

SUMMARY OF DOMAIN NAMES

AS OF 1 NOVEMBER 2004

Domain	Domain Owner	Registrar	Registration ID#	Website	Website ISP
dfwtrxsupport.com	TRX Technology Services	Network Solutions 10 Azalea Drive Drums, PA 18222	2993178	Clientele	TRX, Inc.

encorre.com	TRX Technology Services	Network Solutions 10 Azalea Drive Drums, PA 18222	2993178	CORREX - ENCORRE	TRX Technology Services

encorre.net	TRX Technology Services	Network Solutions 10 Azalea Drive Drums, PA 18222	2993178	CORREX - ENCORRE	TRX Technology Services

profilesync.com	TRX Technology Services	Network Solutions 10 Azalea Drive Drums, PA 18222	2993178	RESASSIST	TRX Technology Services

resassist.com	TRX Technology Services	Network Solutions 10 Azalea Drive Drums, PA 18222	2993178	RESASSIST	TRX Technology Services

resx.com	TRX Technology Services	Network Solutions 10 Azalea Drive Drums, PA 18222	2993178	RESX	TRX Technology Services

ttgsoftware.com	TRX Technology Services	Network Solutions 10 Azalea Drive Drums, PA 18222	2993178	No Website	TRX Technology Services

viewmytrip.com	TRX Technology Services	Network Solutions 10 Azalea Drive Drums, PA 18222	2993178	No website	TRX Technology Services

xdserver.com	TRX Technology Services	Network Solutions 10 Azalea Drive Drums, PA 18222	2993178	RESX XDS	TRX Technology Services

xdserver.net	TRX Technology Services	Network Solutions 10 Azalea Drive Drums, PA 18222	2993178	RESX XDS	TRX Technology Services

xpdserver.com	TRX Technology Services	Network Solutions 10 Azalea Drive Drums, PA 18222	2993178	RESX XDS	TRX Technology Services

btmsupport.com	TRX, Inc / Tim Severt	Register.com 575 8th Avenue – 11th floor New York, NY 10018		No website

Rewardoneonline.com	TRX, Inc / Mathew Philip	Register.com 575 8th Avenue – 11th floor NewYork, NY 10018		No website
Jobstrx.com	TRX, Inc.	Domain Bank, Inc.

Trx.com	TRX, Inc.	Network Solutions 10 Azalea Drive Drums, PA 18222		Trx.com	TRX, Inc.

SCHEDULE 5.18

MATERIAL AGREEMENTS

•	Service Bureau Agreement between TRX Technology Services, L.P. and American Express Travel Related Services Company, Inc. dated July 24, 2000 and amended effective April 1, 2002

•	Master Services Agreement between TRX Data Services, Inc. and Citibank, N.A., dated February 1, 2002

•	Amended and Restated Service Agreement between TRX, Inc. and Expedia, Inc., dated November 1, 2003

•	First and Second Amended and Restated Contract for the Supply of Fulfillment and CallCentre Services between Opodo Limited and TRX Europe Limited, dated November 30, 2004

•	Master Agreement by and between TRX Technology Services, L.P. and WorldTravel Partners I, LLC dated January 1, 2002

•	Application Services and Service Bureau Services Agreement between TRX Technology Services, L.P. and WorldTravel Partners I, LLC, dated January 1, 2003

SCHEDULE 5.20

OWNED AND LEASED PROPERTY

Part (a):	None.

Part (b):	See Schedule 2A.03(a).

SCHEDULE 7.01

EXISTING LIENS

See attached Lien Search Results. All liens in favor of Sabre Investments, Inc. listed on the attached will be released at Closing.

CREDIT AGREEMENT IN FAVOR OF TRX, INC.

Schedule of Lien Search Results

Debtor	Secured Party	Jurisdiction	File Date	File Number	Brief Description
BORROWER
Target Searched: TRX, Inc.

TRX	Panasonic Communications	Georgia Statewide Index (Fulton County)	08/17/00	060200015373	Specified equipment
TRX	Panasonic Communications	Georgia Statewide Index (Fulton County)	11/15/00	060200021355	Specified equipment
TRX, Inc.	Fleet Business Credit Corporation	Georgia Statewide Index (DeKalb County)	08/08/01	442001005828	Specified equipment
TRX, Inc.	De Lage Laden Financial Services	Georgia Statewide Index (Barrow County)	08/27/01	007-2001-009396	Specified equipment pursuant to Lease
TRX, Inc.	Fleet Business Credit, LLC	Georgia Statewide Index (DeKalb County)	03/07/02	442002001126	Specified equipment
TRX, Inc.	Hewlett-Packard Financial Services Company	Georgia Statewide Index (Fulton County)	04/30/04	060200405494	Specified equipment pursuant to Lease

			05/14/04	060200406136	Amendment Statement removing a portion of equipment
TRX, Inc.	Hewlett-Packard Financial Services Company	Georgia Statewide Index (Fulton County)	05/11/04	060200405973	Specified equipment pursuant to Lease
TRX, Inc.	IBM Credit LLC	Georgia Statewide Index (Barrow County)	06/28/04	007-2004-008437	Specified equipment
TRX, Inc.	G E Capital	Georgia Statewide Index (Gwinnett County)	08/11/04	067-2004-008174	Specified equipment

Target Searched: WT Technologies, Inc. (former name of TRX, Inc.)

WT Technologies, Inc.		Georgia Statewide Index			No records found.

GUARANTORS

Target Searched: Arthur H Ltd. (former name of TRX Data Services, Inc.)

Arthur H. Ltd.	Sabre Investments, Inc.	Virginia State Corporation Commission	11/21/01	011121 7168	Blanket Lien
Arthur H. Ltd.		Albemarle County, Virginia			No records found.
Arthur H. Ltd.		Fairfax County, Virginia			No records found.

Debtor	Secured Party	Jurisdiction	File Date	File Number	Brief Description
Target Searched: Arthur H Limited (former name of TRX Data Services, Inc.)

Arthur H. Limited	Sabre Investments, Inc.	Virginia State Corporation Commission	11/21/01	011121 7168	Blanket Lien
Arthur H. Limited		Albemarle County, Virginia			No records found.
Arthur H. Limited		Fairfax County, Virginia			No records found.

Target Searched: International Software Products (former name of TRX Data Services, Inc.)

International Software Products		Virginia State Corporation Commission			No records found.
International Software Products		Albemarle County, Virginia			No records found.
International Software Products		Fairfax County, Virginia			No records found.

Target Searched: Technology Licensing Company LLC

Technology Licensing Company LLC		Georgia Statewide Index			No records found.

Target Searched: Travel Technologies Group LP (former name of TRX Technology Services LP)

Travel Technologies Group LP		Georgia Statewide Index			No records found.
Travel Technologies Group LP		Texas Secretary of State			No records found.
Travel Technologies Group LP		Dallas County, Texas			No records found.

Target Searched: Travel Technology, LLC

Travel Technology, LLC	Sabre Investments, Inc.	Georgia Statewide Index	12/04/01	060200119154	Equity Interests and other investment property

Target Searched: TRX Data Services, Inc.

TRX Data Services, Inc.		Virginia State Corporation Commission			No records found.
TRX Data Services, Inc.		Albemarle County, Virginia			No records found.
TRX Data Services, Inc.		Fairfax County, Virginia			No records found.

Target Searched: TRX Fulfillment Services, LLC

Debtor	Secured Party	Jurisdiction	File Date	File Number	Brief Description
TRX Fulfillment Services, LLC		Florida Secretary of State			No records found.
TRX Fulfillment Services, LLC		Santa Rosa County, Florida			No records found.
TRX Fulfillment Services, LLC and World Travel Partners	Kyocera Mita America, Inc.	Georgia Statewide Index (DeKalb County)	02/08/01	442001001232	Specified equipment
TRX Fulfillment Services, LLC	Sabre Investments, Inc.	Georgia Statewide Index (Fulton County)	12/04/01	060200119151	Blanket Lien
TRX Fulfillment Services, LLC		South Carolina Secretary of State			No records found.
TRX Fulfillment Services, LLC		Orangeburg County, South Carolina			No records found.
TRX Fulfillment Services, LLC		West Virginia Secretary of State			No records found.
TRX Fulfillment Services, LLC		Wood County, West Virginia			No records found.

Target Searched: TRX Technology Services LP

TRX Technology Services LP	Sabre Investments, Inc.	Georgia Statewide Index (Fulton County)	12/04/01	060200119153	Blanket Lien
TRX Technology Services LP		Texas Secretary of State			No records found.
TRX Technology Services LP		Dallas County, Texas			No records found.

Target Searched: TTG LP (former name of TRX Technology Services LP)

TTG LP		Georgia Statewide Index			No records found.
TTG LP		Texas Secretary of State			No records found.
TTG LP		Dallas County, Texas			No records found.

Target Searched: WorldTravel Technologies, LLC (former name of TRX Fulfillment Services, LLC)

WorldTravel Technologies, LLC		Florida Secretary of State			No records found.
WorldTravel Technologies, LLC		Santa Rosa County, Florida			No records found.
WorldTravel Technologies, LLC		Georgia Statewide Index (DeKalb County)			No records found.
WorldTravel Technologies, LLC		Georgia Statewide Index (Fulton County)			No records found.

Debtor	Secured Party	Jurisdiction	File Date	File Number	Brief Description
WorldTravel Technologies, LLC		South Carolina Secretary of State			No records found.
WorldTravel Technologies, LLC		Orangeburg County, South Carolina			No records found.
WorldTravel Technologies, LLC		West Virginia Secretary of State			No records found.
WorldTravel Technologies, LLC		Wood County, West Virginia			No records found.

Target Searched: WT Technologies, LLC (former name of TRX Fulfillment Services, LLC)

WT Technologies, Inc.		Florida Secretary of State			No records found.
WT Technologies, Inc.		Santa Rosa County, Florida			No records found.
WT Technologies, Inc.		Georgia Statewide Index (DeKalb County)			No records found.
WT Technologies, Inc.		Georgia Statewide Index (Fulton County)			No records found.
WT Technologies, Inc.		South Carolina Secretary of State			No records found.
WT Technologies, Inc.		Orangeburg County, South Carolina			No records found.
WT Technologies, Inc.		West Virginia Secretary of State			No records found.
WT Technologies, Inc.		Wood County, West Virginia			No records found.

SCHEDULE 7.02

EXISTING INVESTMENTS

•	Promissory Note and Security Agreement, dated May 23, 2001, from Davis Family Holdings, LLC to TRX, Inc. in the original principal sum of $1,000,000.00.

SCHEDULE 7.03

EXISTING INDEBTEDNESS

•	Capital Lease obligations with a balance as of Closing of $1,500,000 due serially through May 2007.

SCHEDULE 9.02

NOTICE ADDRESSES AND LENDING OFFICE

TRX, INC.:

6 West Druid Hills Drive

Atlanta, GA 30329 USA

Attention: Lindsey Sykes

Telephone: 404-929-6100

Facsimile:

Electronic Mail: lindsey.sykes@trx.com

Website Address: www.trx.com

With a copy to:

McKenna Long & Aldridge LLP

303 Peachtree Street

Suite 5300

Atlanta, Georgia

30308

Attn: Jeffrey K. Haidet

LENDER:

Lending Office:

BANK OF AMERICA, N.A.

600 Peachtree Street, NE, 13th Floor

Atlanta, GA 30308

Mail Code: GA1-006-13-15

Attn: Pam West

Telephone: 404-607-5840

Facsimile: 404-607-6343

Electronic Mail: pamela.b.west@bankofamerica.com

Other Notices (other than Requests for Credit Extensions):

BANK OF AMERICA, N.A.

600 Peachtree Street, NE

Mail Code: GA1-006-13-15

Attn: Will Powell, SVP, Credit Products Officer

Atlanta, GA 30308

Telephone: 404-607-4569

Facsimile: 404-607-6343

Electronic mail: will.powell@bankofamerica.com

EXHIBIT A

FORM OF LOAN NOTICE

Date:                     ,

To: Bank of America, N.A.

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of December 30, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), between TRX, INC., and BANK OF AMERICA, N.A.

The undersigned hereby requests (select one):

☐ A Loan	☐ A Conversion or Continuation of a Loan

1. On (a Business Day).

2. In the amount of $ .

3. Comprised of . [Type of Loan requested]

4. For a Eurodollar Rate Loan: with an Interest Period of months.

The borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement.

TRX, INC.

By:
Name:
Title:

A - 1

Form of Loan Notice

EXHIBIT B

FORM OF NOTE

$	,

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to the order of BANK OF AMERICA, N.A. (the “Lender”), on the Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of                      Dollars ($                    ), or such lesser principal amount of Loans (as defined in such Credit Agreement) due and payable by the Borrower to the Lender on the Maturity Date under that certain Credit Agreement, dated as of December 30, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), between the Borrower and the Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Agreement. All payments of principal and interest shall be made to the Lender in Dollars in immediately available funds at the Lender’s Lending Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is the Note referred to in the Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. This Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of the Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

Form of Promissory Note

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

TRX, INC.

By
Name
Title

Form of Promissory Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By
__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

Form of Promissory Note

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                     ,

To: Bank of America, N.A.

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of December 30, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), between TRX, INC., a Georgia corporation (the “Borrower”), and Bank of America, N.A. (the “Lender”).

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                          of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Lender on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

[Use following paragraph 1 for fiscal month-end financial statements]

1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(c) of the Agreement for the fiscal month and for the portion of the Borrower’s fiscal year ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

Form of Compliance Certificate

3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]

—or—

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of the Borrower contained in Article V of the Agreement, and any representations and warranties of any Loan Party or BCD that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a), (b) and (c), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of             ,     .

TRX, INC.

By:
Name:
Title:

Form of Compliance Certificate

For the Month/Quarter/Year ended                                          (“Statement Date”)

SCHEDULE 2

TO THE COMPLIANCE CERTIFICATE

($ IN 000’S)

I.	Section 7.13 (a) – Minimum Consolidated EBITDA.

A.	Consolidated EBITDA for period of calendar months ending on above date (“Subject Period”):

1.	Consolidated Net Income for Subject Period:	$

2.	Consolidated Interest Charges for Subject Period:	$

3.	Provision for income taxes for Subject Period:	$

4.	Depreciation expenses for Subject Period:	$

5.	Amortization expenses for Subject Period:	$

6.	Non-recurring non-cash reductions of Consolidated Net Income for Subject Period:	$

7.	Specified Non-Recurring Items for Subject Period:	$

8.	Income tax credits for Subject Period:	$

9.	Non-cash additions to Consolidated Net Income for Subject Period:	$

10.	Cash expenditures during Subject Period related to non-cash reductions of Consolidated Net Income in prior periods added in determining Consolidated EBITDA in such prior periods:	$

11.	Consolidated EBITDA (Lines I.A.1 + 2 + 3 + 4 + 5 + 6 + 7 – 8 – 9 – 10):	$

Form of Compliance Certificate

Minimum required:

Measurement Period	Minimum Consolidated EBITDA
One month period ending January 31, 2005	$500,000
Two month period ending February 28, 2005	$1,340,000
Three month period ending March 31, 2005	$2,130,000
Four month period ending April 30, 2005	$3,000,000
Five month period ending May 31, 2005	$4,000,000
Six month period ending June 30, 2005	$5,000,000
Seven month period ending July 31, 2005	$6,250,000
Eight month period ending August 31, 2005	$7,400,000
Nine month period ending September 30, 2005	$8,850,000
Ten month period ending October 31, 2005	$10,300,000
Eleven month period ending November 30, 2005	$11,200,000
Twelve month period ending December 31, 2005	$10,650,000
Twelve month period ending January 31, 2006	$11,800,000
Twelve month period ending February 28, 2006	$12,700,000
Twelve month period ending March 31, 2006	$12,800,000
Twelve month period ending April 30, 2006	$13,300,000
Twelve month period ending May 31, 2006	$13,800,000
Twelve month period ending June 30, 2006	$14,400,000
Twelve month period ending July 31, 2006	$14,700,000
Twelve month period ending August 31, 2006	$15,000,000

Form of Compliance Certificate

II.	Section 7.13(b) – Consolidated Senior Leverage Ratio.

A.	Consolidated Funded Indebtedness at Statement Date (including the Obligations and excluding any portion of Subordinated Indebtedness that by its terms or by the terms of any instrument or agreement relating thereto does not mature on demand or within one year from the date of determination (other than, on and after November 15, 2005, the Convertible Notes and the Sabre Note)):		$

B.	Consolidated EBITDA for period of twelve calendar months ending on above date (“Subject Period”):

	1.	Consolidated Net Income for Subject Period:	$

	2.	Consolidated Interest Charges for Subject Period:	$

	3.	Provision for income taxes for Subject Period:	$

	4.	Depreciation expenses for Subject Period:	$

	5.	Amortization expenses for Subject Period:	$

	6.	Non-recurring non-cash reductions of Consolidated Net Income for Subject Period:	$

	7.	Specified Non-Recurring Items for Subject Period:	$

	8.	Income tax credits for Subject Period:	$

	9.	Non-cash additions to Consolidated Net Income for Subject Period:	$

	10.	Cash expenditures during Subject Period related to non-cash reductions of Consolidated Net Income in prior periods added in determining Consolidated EBITDA in such prior periods:	$

	11.	Consolidated EBITDA (Lines II.B.1 + 2 + 3 + 4 + 5 + 6 + 7 – 8 – 9 – 10):	$

C.	Consolidated Leverage Ratio (Line II.A ÷ Line II.B.11):		to 1

Maximum permitted:

Measurement Period	Maximum Consolidated Senior Leverage Ratio
Closing Date through June 29, 2005	2.75 to 1.00
June 30, 2005 through December 30, 2005	2.00 to 1.00
December 31, 2005 and thereafter	1.00 to 1.00

Form of Compliance Certificate

[III. Section 7.13(c) – Clean Down Period.

The Outstanding Amount of Loans under the Agreement have been reduced to $2,000,000 or less for at least [            ] consecutive days during the fiscal quarter ended on the Statement Date.

Minimum required: 30]1

[1]	Required for each fiscal quarter commencing with the fiscal quarter ending March 31, 2005.

Form of Compliance Certificate

[III.][IV.]     Section 7.14 — Capital Expenditures.

[Prior to and on fiscal year ending 12/31/05]

A.	Capital expenditures made during fiscal year to date:	$

B.	Maximum permitted capital expenditures ($12,000,000):	$

C.	Excess (deficit) for covenant compliance (Line [III][IV]B. – [III][IV].A):	$

[After fiscal year ending 12/31/05]

A.	Capital expenditures made during fiscal year to date:	$

B.	Capital expenditures that could have been made during prior fiscal year but which were not made (≤$5,000,000):	$

C.	Maximum permitted capital expenditures ($12,000,000 + Line IV.B.):	$

D.	Excess (deficit) for covenant compliance (Line IVC. – IV.A):	$

Form of Compliance Certificate

EXHIBIT D

FORM OF GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty Agreement”), dated as of December 30, 2004, is made by EACH OF THE UNDERSIGNED AND EACH OTHER PERSON WHO SHALL BECOME A PARTY HERETO BY EXECUTION OF A GUARANTY JOINDER AGREEMENT (each a “Guarantor” and collectively the “Guarantors”) to BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States (the “Lender”) and each of the Persons party to Related Credit Arrangements (as defined in the Credit Agreement (as defined below)) as more particularly described in Section 19 hereof (together with the Lender, collectively, the “Secured Parties”). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Lender has agreed to provide to TRX, INC., a Georgia corporation (the “Borrower”), a $10,000,000 senior secured revolving credit facility with a letter of credit sublimit pursuant to a Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between the Borrower and the Lender;

WHEREAS, the Secured Parties may from time to time enter into Related Credit Arrangements for the benefit of the Borrower and/or its Subsidiaries;

WHEREAS, each Guarantor is, directly or indirectly, a Subsidiary of the Borrower and will materially benefit from the Credit Extensions and the Related Credit Arrangements; and

WHEREAS, Lender is unwilling to make Credit Extensions from time to time and the Secured Parties are unwilling to enter into the Related Credit Arrangements from time to time unless the Guarantors enter into this Guaranty Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and in order to induce the Lender to make Credit Extensions from time to time and to induce the Secured Parties to enter into the Related Credit Arrangements from time to time, the parties hereto agree as follows:

Form of Guaranty Agreement

1. Guaranty. Each Guarantor hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantees to each of the Secured Parties the payment and performance in full of the Borrower’s Liabilities (as defined below). For all purposes of this Guaranty Agreement, “Borrower’s Liabilities” means the Borrower’s prompt payment in full, when due or declared due and at all such times, and prompt, full and faithful performance, observance and discharge, of all Obligations (whether now existing or hereafter arising). The Guarantors’ obligations to the Secured Parties under this Guaranty Agreement are hereinafter collectively referred to as the “Guarantors’ Obligations” and, with respect to each Guarantor individually, the “Guarantor’s Obligations”. Notwithstanding the foregoing, the liability of each Guarantor individually with respect to its Guarantor’s Obligations shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

Each Guarantor agrees that it is jointly, severally and unconditionally and absolutely liable for the payment of the Borrower’s Liabilities (subject to the limitation in the immediately preceding sentence) and that such Guarantor may be required to pay its Guarantor’s Obligations without any demand upon, or assistance from, the Borrower or any other Person.

The Guarantors’ Obligations are secured by various Security Instruments referred to in the Credit Agreement.

2. Payment. If the Borrower shall default in payment or performance of any of the Borrower’s Liabilities, whether principal, interest, premium, fees (including, but not limited to, costs, fees, reasonable expenses and disbursements of counsel), or otherwise, when and as the same shall become due, and after expiration of any applicable grace period, whether according to the terms of the Credit Agreement, by acceleration, or otherwise, or upon the occurrence and during the continuance of any Event of Default, then any or all of the Guarantors will, upon demand thereof by the Lender, fully pay to the Lender, for the benefit of the Secured Parties, subject to any restriction on each Guarantor’s Obligations set forth in Section I hereof, an amount equal to all the Borrower’s Liabilities then due and owing.

3. Absolute Rights and Obligations. This is a guaranty of payment and not of collection. The Guarantors’ Obligations under this Guaranty Agreement shall be joint and several, absolute and unconditional irrespective of, and each Guarantor hereby expressly waives, to the extent permitted by law, any defense to its obligations under this Guaranty Agreement and all Security Instruments to which it is a party by reason of:

(a) any lack of legality, validity or enforceability of the Credit Agreement, the Note or any other Loan Document, or of any other agreement or instrument creating, providing security for, or otherwise relating to any of the Guarantors’ Obligations, any of the Borrower’s Liabilities, or any other guaranty of any of the Borrower’s Liabilities (the Loan Documents and all such other agreements and instruments being collectively referred to as the “Related Agreements”);

Form of Guaranty Agreement

(b) any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided;

(c) any acceleration of the maturity of any of the Borrower’s Liabilities, of the Guarantor’s Obligations of any other Guarantor, or of any other obligations or liabilities of any Person under any of the Related Agreements;

(d) any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the Borrower’s Liabilities, for any of the Guarantor’s Obligations of any Guarantor, or for any other obligations or liabilities of any Person under any of the Related Agreements;

(e) any dissolution of the Borrower or any Guarantor or any other party to a Related Agreement, or the combination or consolidation of the Borrower or any Guarantor or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of the Borrower or any Guarantor or any other party to a Related Agreement;

(f) any extension (including without limitation extensions of time for payment), renewal, amendment, restructuring or restatement of, any acceptance of late or partial payments under, or any change in the amount of any Credit Extension, the Credit Agreement, the Note, any other Loan Document or any other Related Agreement, in whole or in part;

(g) the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the Borrower’s Liabilities (including without limitation the Guarantor’s Obligations of any other Guarantor and obligations arising under any other Guarantee now or hereafter in effect);

(h) any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in the Credit Agreement, the Note, any other Loan Document or any other Related Agreement, including without limitation any term pertaining to the payment or performance of any of the Borrower’s Liabilities, any of the Guarantor’s Obligations of any other Guarantor, or any of the obligations or liabilities of any party to any other Related Agreement;

(i) any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor) which may or might in any manner or to any extent vary the risks of such Guarantor, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including without limitation any right to require or claim that resort be had to the Borrower or any other Loan Party or to any collateral in respect of the Borrower’s Liabilities or Guarantors’ Obligations.

It is the express purpose and intent of the parties hereto that this Guaranty Agreement and the Guarantors’ Obligations hereunder and under each Guaranty Joinder Agreement shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

Form of Guaranty Agreement

4. Currency and Funds of Payment. All Guarantors’ Obligations will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Borrower’s Liabilities, or the rights of any Secured Party with respect thereto as against the Borrower, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Borrower of any or all of the Borrower’s Liabilities.

5. Events of Default. Without limiting the provisions of Section 2 hereof, in the event that there shall occur and be continuing an Event of Default, then notwithstanding any collateral or other security or credit support for the Borrower’s Liabilities, at the Lender’s election and without notice thereof or demand therefor, the Guarantors’ Obligations shall immediately be and become due and payable.

6. Subordination. Until this Guaranty Agreement is terminated in accordance with Section 22 hereof, each Guarantor hereby unconditionally subordinates all present and future debts, liabilities or obligations now or hereafter owing to such Guarantor (i) of the Borrower, to the payment in full of the Borrower’s Liabilities, (ii) of every other Guarantor (an “obligated guarantor”), to the payment in full of the Guarantors’. Obligations of such obligated guarantor, and (iii) of each other Person now or hereafter constituting a Loan Party, to the payment in full of the obligations of such Loan Party owing to any Secured Party and arising under the Loan Documents. All amounts due under such subordinated debts, liabilities, or obligations shall, upon the occurrence and during the continuance of an Event of Default, be collected and, upon request by the Lender, paid over forthwith to the Lender for the benefit of the Secured Parties on account of the Borrower’s Liabilities or the Guarantors’ Obligations, as applicable, and, after such request and pending such payment, shall be held by such Guarantor as agent and bailee of the Secured Parties separate and apart from all other funds, property and accounts of such Guarantor.

7. Suits. Each Guarantor from time to time shall pay to the Lender for the benefit of the Secured Parties, on demand, at the Lender’s place of business set forth in the Credit Agreement or such other address as the Lender shall give notice of to such Guarantor, the Guarantors’ Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Lender may proceed to suit against any one or more or all of the Guarantors. At the Lender’s election, one or more and successive or concurrent suits may be brought hereon by the Lender against any one or more or all of the Guarantors, whether or not suit has been commenced against the Borrower, any other Guarantor, or any other Person and whether or not the Secured Parties have taken or failed to take any other action to collect all or any portion of the Borrower’s Liabilities or have taken or failed to take any actions against any collateral securing payment or performance of all or any portion of the Borrower’s Liabilities, and irrespective of any event, occurrence, or condition described in Section 3 hereof.

8. Set-Off and Waiver. Each Guarantor waives any right to assert against any Secured Party as a defense, counterclaim, set-off, recoupment or cross claim in respect of its

Form of Guaranty Agreement

Guarantor’s Obligations, any defense (legal or equitable) or other claim which such Guarantor may now or at any time hereafter have against the Borrower or any or all of the Secured Parties without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to such Guarantor. Each Guarantor agrees that each Secured Party shall have a lien for all the Guarantor’s Obligations upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts, now or hereafter pledged, mortgaged, transferred or assigned to such Secured Party or otherwise in the possession or control of such Secured Party for any purpose (other than solely for safekeeping) for the account or benefit of such Guarantor, including any balance of any deposit account or of any credit of such Guarantor with the Secured Party, whether now existing or hereafter established, and hereby authorizes each Secured Party from and after the occurrence of an Event of Default at any time or times with or without prior notice to apply such balances or any part thereof to such of the Guarantor’s Obligations to the Secured Parties then due and in such amounts as provided for in the Credit Agreement or otherwise as they may elect. For the purposes of this Section 8, all remittances and property shall be deemed to be in the possession of a Secured Party as soon as the same may be put in transit to it by mail or carrier or by other bailee.

9. Waivers; Subrogation.

(a) Each Guarantor hereby waives to the extent permitted by law notice of the following events or occurrences: (i) acceptance of this Guaranty Agreement; (ii) the Secured Parties’ heretofore, now or from time to time hereafter loaning monies or giving or extending credit to or for the benefit of the Borrower, whether pursuant to the Credit Agreement, the Note, any Loan Document, any other Related Agreement or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) presentment, demand, default, non-payment, partial payment and protest; and (iv) any other event, condition, or occurrence described in Section 3 hereof, including but not limited to the benefits of Official Code of Georgia Annotated §§10-7-24 and 11-3-601 or any similar statute. Each Guarantor agrees that each Secured Party may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as each Secured Party, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing such Guarantor from its Guarantor’s Obligations, and each Guarantor hereby consents to each and all of the foregoing events or occurrences.

(b) Each Guarantor hereby agrees that payment or performance by such Guarantor of its Guarantor’s Obligations under this Guaranty Agreement may be enforced by the Lender on behalf of the Secured Parties upon demand by the Lender to such Guarantor without the Lender being required, such Guarantor expressly waiving to the extent permitted by law any right it may have to require the Lender, to (i) prosecute collection or seek to enforce or resort to any remedies against the Borrower or any other Guarantor or any other guarantor of the Borrower’s Liabilities, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to any Secured Party by the Borrower, any other Guarantor or any other Person on account of the Borrower’s Liabilities or any guaranty thereof, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY SUCH

Form of Guaranty Agreement

GUARANTOR THAT DEMAND UNDER THIS GUARANTY AGREEMENT MAY BE MADE BY THE LENDER, AND THE PROVISIONS HEREOF ENFORCED BY THE LENDER, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THE CREDIT AGREEMENT.

(c) Each Guarantor further agrees with respect to this Guaranty Agreement that it shall have no right of subrogation, reimbursement, contribution or indemnity, nor any right of recourse to security for the Borrower’s Liabilities unless and until 93 days immediately following the Facility Termination Date shall have elapsed without the filing or commencement, by or against any Loan Party, of any state or federal action, suit, petition or proceeding seeking any reorganization, liquidation or other relief or arrangement in respect of creditors of, or the appointment of a receiver, liquidator, trustee or conservator in respect to, such Loan Party or its assets. This waiver is expressly intended to prevent the existence of any claim in respect to such subrogation, reimbursement, contribution or indemnity by any Guarantor against the estate of any other Loan Party within the meaning of Section 101 of the Bankruptcy Code, in the event of a subsequent case involving any other Loan Party. If an amount shall be paid to any Guarantor on account of such rights at any time prior to termination of this Guaranty Agreement in accordance with the provisions of Section 22 hereof, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Lender, for the benefit of the Secured Parties, to be credited and applied upon the Guarantors’ Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or otherwise as the Secured Parties may elect. The agreements in this subsection shall survive repayment of all of the Guarantors’ Obligations, the termination or expiration of this Guaranty Agreement in any manner, including but not limited to termination in accordance with Section 22 hereof, and occurrence of the Facility Termination Date.

10. Effectiveness; Enforceability. This Guaranty Agreement shall be effective as of the date first above written and shall continue in full force and effect until termination in accordance with Section 22 hereof. Any claim or claims that the Secured Parties may at any time hereafter have against a Guarantor under this Guaranty Agreement may be asserted by the Lender on behalf of the Secured Parties by written notice directed to such Guarantor in accordance with Section 24 hereof.

11. Representations and Warranties. Each Guarantor warrants and represents to the Lender, for the benefit of the Secured Parties, that it is duly authorized to execute and deliver this Guaranty Agreement (or the Guaranty Joinder Agreement to which it is a party, as applicable), and to perform its obligations under this Guaranty Agreement, that this Guaranty Agreement (or the Guaranty Joinder Agreement to which it is a party, as applicable) has been duly executed and delivered on behalf of such Guarantor by its duly authorized representatives; that this Guaranty Agreement (and any Guaranty Joinder Agreement to which such Guarantor is a party) is legal, valid, binding and enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by

Form of Guaranty Agreement

general equitable principles; and that such Guarantor’s execution, delivery and performance of this Guaranty Agreement (and any Guaranty Joinder Agreement to which such Guarantor is a party) do not violate or constitute a breach of any of its Organization Documents, any agreement or instrument to which such Guarantor is a party, or any law, order, regulation, decree or award of any governmental authority or arbitral body to which it or its properties or operations is subject.

12. Expenses. Each Guarantor agrees to be jointly and severally liable for the payment of all reasonable fees and expenses, including costs, fees, expenses and disbursements of counsel, incurred by any Secured Party in connection with the enforcement of this Guaranty Agreement, whether or not suit be brought.

13. Reinstatement. Each Guarantor agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by any Secured Party in respect of any Borrower’s Liabilities is rescinded or must be restored for any reason, or is repaid by any Secured Party in whole or in part in good faith settlement of any pending or threatened avoidance claim.

14. Attorney-in-Fact. Each Guarantor hereby appoints the Lender, for the benefit of the Secured Parties, as such Guarantor’s attorney-in-fact for the purpose of carrying out the provisions of this Guaranty Agreement and taking any action and executing any instrument which the Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; provided, that the Lender shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default.

15. Reliance. Each Guarantor represents and warrants to the Lender, for the benefit of the Secured Parties, that: (a) such Guarantor has obtained (i) from the Borrower, information concerning the Borrower and the Borrower’s financial condition and affairs and (ii) from other reliable sources, such other information as it deemed material in deciding to provide this Guaranty Agreement and any Guaranty Joinder Agreement (“Other Information”); (b) such Guarantor is not relying on any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, to provide any such information, now or in the future; (c) such Guarantor has been furnished with and reviewed the terms of the Credit Agreement, the Note and such other Loan Documents as it has requested, is executing this Guaranty Agreement (or the Guaranty Joinder Agreement to which it is a party, as applicable) freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty Agreement (and any Guaranty Joinder Agreement); (d) such Guarantor has relied solely on the Guarantor’s own independent investigation, appraisal and analysis of the Borrower, the Borrower’s financial condition and affairs, the Other Information, and such other matters as it deems material in deciding to provide this Guaranty Agreement (and any Guaranty Joinder Agreement) and is fully aware of the same; and (e) such Guarantor has not depended or relied on any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, for any information whatsoever concerning the Borrower or the Borrower’s financial condition and affairs or any other matters material to such Guarantor’s decision to provide this Guaranty Agreement (and any Guaranty Joinder Agreement), or for any counseling, guidance, or special consideration or any

Form of Guaranty Agreement

promise therefor with respect to such decision. Each Guarantor agrees that no Secured Party has any duty or responsibility whatsoever, now or in the future, to provide to such Guarantor any information concerning the Borrower or the Borrower’s financial condition and affairs, or any Other Information, other than as expressly provided herein, and that, if such Guarantor receives any such information from any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, such Guarantor will independently verify the information and will not rely on any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, with respect to such information.

16. Rules of Interpretation. The rules of interpretation contained in Section 1.02 of the Credit Agreement shall be applicable to this Guaranty Agreement and each Guaranty Joinder Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein or guaranteed hereby.

17. Entire Agreement. This Guaranty Agreement and each Guaranty Joinder Agreement, together with the Related Agreements, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements, understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Guaranty Agreement nor any Guaranty Joinder Agreement nor any portion or provision hereof or thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated (except as provided in Section 22), or amended orally or in any manner other than as provided in the Credit Agreement.

18. Binding Agreement; Assignment. This Guaranty Agreement, each Guaranty Joinder Agreement and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto and thereto, and to their respective heirs, legal representatives, successors and assigns; provided, however, that no Guarantor shall be permitted to assign any of its rights, powers, duties or obligations under this Guaranty Agreement, any Guaranty Joinder Agreement or any other interest herein or therein without the prior written consent of the Lender. Without limiting the generality of the foregoing sentence of this Section 18, the Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to the Lender herein or otherwise, subject however, to the provisions of the Credit Agreement, including Section 9.06 thereof concerning assignments and participations. All references herein to the Lender shall include any successor thereof.

19. Related Credit Arrangements. All obligations of each Guarantor under or in respect of Related Credit Arrangements shall be deemed to be included in the Borrower’s Liabilities that are guaranteed hereby, and each Affiliate of the Lender party to any Related Credit Arrangement shall be deemed to be a Secured Party hereunder with respect to such Borrower’s Liabilities.

Form of Guaranty Agreement

No Affiliate of the Lender that obtains the benefit of this Guaranty Agreement by virtue of the provisions of this Section shall have any right to notice of any action or consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Guarantor’s Obligations (including the release or modification of any Guarantor’s Obligations or security therefor).

20. Severability. The provisions of this Guaranty Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Guaranty Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

21. Counterparts. This Guaranty Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Guaranty Agreement to produce or account for more than one such counterpart executed by the Guarantor against whom enforcement is sought. Delivery of an executed counterpart of a signature page to this Guaranty Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Guaranty Agreement.

22. Termination. Subject to reinstatement pursuant to Section 13 hereof, this Guaranty Agreement and each Guaranty Joinder Agreement, and all of the Guarantors’ Obligations hereunder (excluding those Guarantors’ obligations relating to Borrower’s Liabilities that expressly survive such termination) shall terminate on the Facility Termination Date.

23. Remedies Cumulative; Late Payments. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Lender or any other Secured Party provided by law or under the Credit Agreement, the Note, the other Loan Documents or any other applicable agreements or instruments. The making of each Credit Extension and each Related Credit Arrangement shall be conclusively presumed to have been made or extended, respectively, in reliance upon each Guarantor’s guaranty of the Borrower’s Liabilities pursuant to the terms hereof. Any amounts not paid when due under this Guaranty Agreement shall bear interest at the Default Rate.

24. Notices. Any notice required or permitted hereunder or under any Guaranty Joinder Agreement shall be given, (a) with respect to each Guarantor, at the address of the Borrower indicated in Schedule 9.02 of the Credit Agreement and (b) with respect to the Lender or any other Secured Party, at the Lender’s address indicated in Schedule 9.02 of the Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 9.02 of the Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.

25. Joinder. Each Person who shall at any time execute and deliver to the Lender a Guaranty Joinder Agreement substantially in the form attached as Exhibit A hereto shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Guarantor, and all references herein and in the other Loan Documents to the Guarantors or to the parties to this Guaranty Agreement shall be deemed to include such Person as a Guarantor hereunder.

Form of Guaranty Agreement

26. Governing Law; Arbitration; Waiver of Jury Trial.

(a) THIS GUARANTY AGREEMENT AND EACH GUARANTY JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

(b) THIS SECTION 26 CONCERNS THE RESOLUTION OF ANY CONTROVERSIES OR CLAIMS BETWEEN THE PARTIES, WHETHER ARISING IN CONTRACT, TORT OR BY STATUTE, INCLUDING CONTROVERSIES OR CLAIMS THAT ARISE OUT OF OR RELATE TO THIS GUARANTY AGREEMENT OR ANY GUARANTY JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN (COLLECTIVELY, A “CLAIM”).

(c) AT THE REQUEST OF ANY PARTY, ANY CLAIM SHALL BE RESOLVED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (TITLE 9, U.S. CODE) (THE “ACT”). THE ACT WILL APPLY EVEN THOUGH THIS GUARANTY AGREEMENT PROVIDES THAT IT IS GOVERNED BY THE LAW OF THE STATE OF GEORGIA.

(d) ARBITRATION PROCEEDINGS WILL BE DETERMINED IN ACCORDANCE WITH THE ACT, THE APPLICABLE RULES AND PROCEDURES FOR THE ARBITRATION OF DISPUTES OF JAMS OR ANY SUCCESSOR THEREOF (“JAMS”) AND THE TERMS OF THIS SECTION 26. IN THE EVENT OF ANY INCONSISTENCY, THE TERMS OF THIS SECTION 26 SHALL CONTROL.

(e) THE ARBITRATION SHALL BE ADMINISTERED BY JAMS AND CONDUCTED IN THE STATE OF GEORGIA. ALL CLAIMS SHALL BE DETERMINED BY ONE ARBITRATOR; HOWEVER, IF CLAIMS EXCEED $5,000,000, UPON THE REQUEST OF ANY PARTY, THE CLAIMS SHALL BE DECIDED BY THREE (3) ARBITRATORS. ALL ARBITRATION HEARINGS SHALL COMMENCE WITHIN NINETY (90) DAYS OF THE DEMAND FOR ARBITRATION AND CLOSE WITHIN NINETY (90) DAYS OF COMMENCEMENT AND THE AWARD OF THE ARBITRATOR(S) SHALL BE ISSUED WITHIN THIRTY (30) DAYS OF THE CLOSE OF THE HEARING. HOWEVER, THE ARBITRATOR(S), UPON A SHOWING OF GOOD CAUSE, MAY EXTEND THE COMMENCEMENT OF THE HEARING FOR UP TO AN ADDITIONAL SIXTY (60) DAYS. THE ARBITRATOR(S) SHALL PROVIDE A CONCISE WRITTEN STATEMENT OF REASONS FOR THE AWARD. THE ARBITRATION AWARD MAY BE SUBMITTED TO ANY COURT HAVING JURISDICTION TO BE CONFIRMED AND ENFORCED.

(f) THE ARBITRATOR(S) WILL HAVE THE AUTHORITY TO DECIDE WHETHER ANY CLAIM IS BARRED BY THE STATUTE OF LIMITATIONS AND, IF SO, TO DISMISS THE ARBITRATION ON THAT BASIS. FOR PURPOSES OF THE

Form of Guaranty Agreement

APPLICATION OF THE STATUTE OF LIMITATIONS, THE SERVICE ON JAMS UNDER APPLICABLE JAMS RULES OF A NOTICE OF CLAIM IS THE EQUIVALENT OF THE FILING OF A LAWSUIT. ANY DISPUTE CONCERNING THIS ARBITRATION PROVISION OR WHETHER A CLAIM IS ARBITRABLE SHALL BE DETERMINED BY THE ARBITRATOR(S). THE ARBITRATOR(S) SHALL HAVE THE POWER TO AWARD LEGAL FEES PURSUANT TO THE TERMS OF THIS GUARANTY AGREEMENT.

(g) THIS SECTION 26 DOES NOT LIMIT THE RIGHT OF ANY SECURED PARTY TO: (i) EXERCISE SELF-HELP REMEDIES, SUCH AS BUT NOT LIMITED TO, SETOFF AND RECOUPMENT; (ii) INITIATE JUDICIAL OR NONJUDICIAL FORECLOSURE AGAINST ANY COLLATERAL; (iii) EXERCISE ANY JUDICIAL OR POWER OF SALE RIGHTS, OR (iv) ACT IN A COURT OF LAW TO OBTAIN AN INTERIM REMEDY, SUCH AS BUT NOT LIMITED TO, INJUNCTIVE RELIEF, WRIT OF POSSESSION OR APPOINTMENT OF A RECEIVER, OR ADDITIONAL OR SUPPLEMENTARY REMEDIES.

(h) BY AGREEING TO BINDING ARBITRATION, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM. FURTHERMORE, WITHOUT INTENDING IN ANY WAY TO LIMIT THIS AGREEMENT TO ARBITRATE, TO THE EXTENT ANY CLAIM IS NOT ARBITRATED, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH CLAIM. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THE CREDIT AGREEMENT AND MAKING CREDIT EXTENSIONS AND FOR THE SECURED PARTIES TO ENTER INTO THE RELATED CREDIT ARRANGEMENTS.

[Remainder of page is intentionally left blank;

signature page follows.]

Form of Guaranty Agreement

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Guaranty Agreement as of the day and year first written above.

Technology Licensing Company, LLC, a Georgia limited liability company

By:
Name:	Norwood H. Davis, III
Title:	President

Travel Technology, LLC, a Georgia limited liability company

By:
Name:	Norwood H. Davis, III
Title:	President

TRX Data Services, Inc., a Virginia corporation

By:
Name:	Norwood H. Davis, III
Title:	President

TRX Fulfillment Services, LLC, a Georgia limited liability company

By:.
Name:	Norwood H. Davis, III
Title:	President

TRX Technology Services, L.P., a Georgia limited partnership

By:	TRX Fulfillment Services, LLC, its general partner

By:
	Name:	Norwood H. Davis, III
	Title:	President

Form of Guaranty

EXHIBIT A

Form of Guaranty Joinder Agreement

GUARANTY JOINDER AGREEMENT

THIS GUARANTY JOINDER AGREEMENT (this “Guaranty Joinder Agreement”), dated as of             , 20     is made by                                         , a                      (the “Joining Guarantor”) in favor of BANK OF AMERICA, N.A. (the “Lender”) and the other Secured Parties (as defined in the hereinafter described Credit Agreement). All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as amended, supplemented or restated from time to time, the “Credit Agreement”), dated as of December 30, 2004, between TRX, INC. (the “Borrower”) and the Lender.

WHEREAS, the Joining Guarantor is a Subsidiary of the Borrower and is required by the terms of the Credit Agreement to become a Guarantor and be joined as a party to the Guaranty; and

WHEREAS, the Joining Guarantor will materially benefit directly and indirectly from the maintenance of the credit facilities under the Credit Agreement, the Credit Extensions made from time to time thereunder and Related Credit Arrangements entered into from time to time by the Secured Parties;

NOW, THEREFORE, in order to induce the Lender to maintain such credit facilities and make Credit Extensions from time to time thereunder and to induce the Secured Parties to enter into Related Credit Arrangements from time to time, the Joining Guarantor hereby agrees as follows:

1. Joinder. The Joining Guarantor hereby irrevocably, absolutely and unconditionally becomes a party to the Guaranty as a Guarantor and bound by all the terms, conditions, obligations, liabilities and undertakings of each Guarantor or to which each Guarantor is subject thereunder, including without limitation the joint and several, unconditional, absolute, continuing and irrevocable guarantee to the Lender and the other Secured Parties of the payment and performance in full of the Borrower’s Liabilities (as defined in the Guaranty) whether now existing or hereafter arising, all with the same force and effect as if the Joining Guarantor were a signatory to the Guaranty.

2. Affirmations. The Joining Guarantor hereby acknowledges and affirms as of the date hereof with respect to itself, its properties and its affairs each of the waivers, representations, warranties, acknowledgements and certifications applicable to any Guarantor contained in the Guaranty.

3. Severability. The provisions of this Guaranty Joinder Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Guaranty Joinder Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

Form of Guaranty

4. Counterparts. This Guaranty Joinder Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Guaranty Joinder Agreement to produce or account for more than one such counterpart executed by the Joining Guarantor. Delivery of an executed counterpart of a signature page to this Guaranty Joinder Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Guaranty Joinder Agreement.

5. Delivery. The Joining Guarantor hereby irrevocably waives notice of acceptance of this Guaranty Joinder Agreement and acknowledges that the Borrower’s Liabilities are and shall be deemed to be incurred, and credit extensions under the Loan Documents made and maintained, in reliance on this Guaranty Joinder Agreement and the Guarantor’s joinder as a party to the Guaranty as herein provided.

6. Governing Law; Arbitration; Waiver of Jury Trial. The provisions of Section 26 of the Guaranty are hereby incorporated by reference as if fully set forth herein.

IN WITNESS WHEREOF, the Joining Guarantor has duly executed and delivered this Guaranty Joinder Agreement as of the day and year first written above.

JOINING GUARANTOR:

By:
Name:
Title:

Form of Guaranty

EXHIBIT E-1

OPINION OF MCKENNA LONG & ALDRIDGE LLP

December 30, 2004

Bank of America, N.A.

600 Peachtree Street, NE

Atlanta, GA 30328-2214

Mail Code: GA1-006-13-15

Attn: Nancy Goldman

Re: TRX, Inc.

Ladies and Gentlemen:

We have acted as counsel to the following entities (each, a “TRX Entity” and collectively the “TRX Entities”): TRX, Inc., a Georgia corporation (“Company”), TRX Data Services, Inc., a Virginia corporation (“TRX Data”), TRX Fulfillment Services, LLC, a Georgia limited liability company (“TRX Fulfillment”), TRX Technology Services, L.P., a Georgia limited partnership (“TRX Technology”), Technology Licensing Company, LLC, a Georgia limited liability company (“TRX Licensing”) and Travel Technology, LLC, a Georgia limited liability company (“Travel Technology”, and collectively with TRX Data, TRX Fulfillment, TRX Technology and TRX Licensing, the “Guarantors”) in connection with the negotiation and preparation of the following documents (the documents described in items “A” through “G” being referred to as the “Transaction Documents”) and the consummation of the transactions contemplated thereby:

A.	the Credit Agreement, of even date herewith (the “Credit Agreement”), between Company and Bank of America, N.A. (“Lender”);

B.	the Note, of even date herewith, by Company in favor of Lender (the “Note”);

C.	the Guaranty Agreement, of even date herewith, between the Guarantors and the Lender (the “Guaranty”);

D.	the Security Agreement, of even date herewith, among the Company, Guarantors and Lender (the “Security Agreement”);

E.	the Securities Pledge Agreement, of even date herewith, by and among the Company, TRX Fulfillment, Travel Technology and Lender (the “Pledge Agreement”);

F.	the Notice of Security Interest in Trademarks, of even date herewith, made by the Company in favor of the Lender (the “Trademark Filing”);

G.	Capital Contribution Agreement among Lender, Company and BCD Holdings, N.V. (the “Parent”), an entity organized under the laws of the Netherlands Antilles (the “Contribution Agreement”); and

E-1- 1

Form of Opinion of McKenna, Long & Aldridge LLP

H.	Five National Uniform Commercial Code Financing Statements (Form UCC-1), each naming a TRX Entity, other than TRX Data, as debtor and Lender as secured party, copies of which are attached hereto as Exhibit A (the “Financing Statements”).

This opinion is furnished to you pursuant to Section 4.01(a)(v) of the Credit Agreement.

In the capacity described above, we have reviewed the Transaction Documents and the Financing Statements and considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of the articles of incorporation, the articles of organization, certificate of limited partnership, bylaws, partnership agreement or operating agreement of each TRX Entity, as applicable, the corporate or other proceedings of each TRX Entity, as applicable, authorizing the execution and delivery of the Transaction Documents to which each such TRX Entity is a party and the performance required of such TRX Entity thereby, a certificate of an officer of each TRX Entity delivered to us (the “Officer’s Certificates”), certificates of officers of each TRX Entity delivered at the closing of the transaction contemplated by the Credit Agreement, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the Opinions (as hereinafter defined) expressed herein.

In such examination, we have assumed the genuineness of all signatures (other than signatures to the Transaction Documents on behalf of the TRX Entities executed in our presence); the authenticity and completeness of all documents and records submitted to us as originals; the conformity to the original documents and records of all documents and records submitted to us as facsimile, notarial, certified or photostatic copies; and the authenticity of the originals of such latter documents and records. We have also assumed that each natural person executing documents, instruments or agreements on behalf of the TRX Entities and Parent has sufficient legal competency to do so and to cause the entity for which such individual is signing to be bound by such documents, instruments or agreements, and that the consideration contemplated by any such documents, instruments and agreements has been given. As to all questions of fact material to the Opinions expressed herein, we have assumed, without independent investigation, the accuracy of the factual matters addressed by, and accordingly have relied upon, the Officer’s Certificates, the certificates of officers of the TRX Entities delivered at the closing of the transactions contemplated by the Credit Agreement, certificates of public officials, and the representations and warranties of the TRX Entities and Parent contained in the Transaction Documents, all notwithstanding any knowledge or materiality qualification contained therein and upon the compliance of the TRX Entities and Parent with the covenants applicable to each such entity contained in the Transaction Documents. All references herein to any agreement shall be deemed to refer only to the body of such agreement (including the annexes, exhibits and schedules thereto and, solely with respect to the Transaction Documents, defined terms incorporated therein by reference) exclusive of other instruments referred to or incorporated by reference therein.

The Opinions expressed herein are limited to the laws of the State of Georgia and applicable federal laws of the United States of America in force and effect on the date hereof. We express no opinion with regard to any matter which may be governed by the laws of any other jurisdiction.

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Form of Opinion of McKenna, Long & Aldridge LLP

We note that certain of the “Material Written Agreements” (as defined below) state that they are to be construed in accordance with and governed by the laws of jurisdictions other than the State of Georgia. We do not opine as to whether any court of any jurisdiction will give effect to the governing law provision in such agreements, but have assumed with your permission, hypothetically and solely for purposes of the Opinions expressed in paragraph “4” below, that if a TRX Entity is brought before a proper court in the State of Georgia to enforce rights under the Material Written Agreements, such court will apply the substantive laws of the State of Georgia, notwithstanding the governing law provision contained in any Material Written Agreement.

The term “laws” as used in this opinion letter means the constitution and each of the statutes, judicial and administrative decisions, and rules and regulations of governmental agencies of the relevant jurisdiction, except to the extent that the context in which such term is used limits or makes more specific such meaning. All personal property in which or with respect to which the Security Agreement provides for the creation of a security interest or the conveyance of security or other title is hereinafter sometimes referred to as the “Property”. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

With your permission, in addition to the assumptions noted in the body of this opinion letter, we have made the assumptions set forth on Exhibit B attached hereto.

Whenever an Opinion set forth in this opinion letter is qualified by the words “to our knowledge”, “known to us”, or other words of similar meaning, the quoted words mean the current awareness by lawyers in the Primary Lawyer Group of factual matters such lawyers recognize as being relevant to the Opinion or confirmation so qualified. “Primary Lawyer Group” means Jeffrey K. Haidet, Christine E. Frey, Patricia J. Rogers, Michael Cochran and Valerie Barton, who are the attorneys in our firm primarily responsible for our legal services relating to the transactions contemplated by the Transaction Documents, and shall not refer to knowledge of any other person in any way associated with this firm.

The only opinions rendered by this firm consist of the opinions set forth in numbered paragraphs “1” through “13” below following the phrase “it is our Opinion that” (individually, our “Opinion”, and collectively our “Opinions”), and no Opinion is implied or to be inferred beyond matters so expressly stated. Additionally, our Opinions are based upon and subject to the qualifications, limitations and exceptions set forth in this opinion letter. Without limiting the generality of the foregoing, we wish to point out to you that we do not herein express any Opinion as to any of the matters set forth on Exhibit C attached hereto.

Based on the foregoing and the matters set forth on Exhibit B and Exhibit C, and subject to the qualifications stated herein and on Exhibit B and Exhibit C, it is our Opinion that:

1 . Company is a corporation existing and in good standing under the laws of the State of Georgia. Each of TRX Fulfillment, TRX Licensing and Travel Technology is a limited liability company existing and in good standing under the laws of the State of Georgia. TRX Technology is a limited partnership existing and in good standing under the laws of the State of Georgia. TRX Data is a corporation existing and, based solely on the Certificate of Existence attached hereto as Exhibit E, in good standing under the laws of the State of Virginia.

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Form of Opinion of McKenna, Long & Aldridge LLP

2. Each TRX Entity has the corporate, partnership, or limited liability company power, as applicable, to execute and deliver the Transaction Documents to which it is a party, to perform its obligations under such Transaction Documents, to own and use its assets and to conduct its business as presently conducted.

3. Each TRX Entity has duly authorized the execution and delivery of the Transaction Documents to which it is a party and all performance by it thereunder, and has duly executed and delivered such Transaction Documents.

4. The execution and delivery by each TRX Entity of the Transaction Documents to which it is a party do not, and if each such TRX Entity were now to perform its obligations under the Transaction Documents to which it is a party such performance would not, result in any (i) violation of such TRX Entity’s certificate of limited partnership, partnership agreement, articles of organization, operating agreement, articles of incorporation or bylaws, as applicable; (ii) violation of any existing federal or State of Georgia law to which such TRX Entity or its assets are subject which either prohibit performance by such TRX Entity of its obligations under the Transaction Documents to which it is a party or subject such TRX Entity to a fine, penalty or other similar sanction; (iii) breach of or default under any Material Written Agreement; (iv) creation or imposition of a contractual lien or security interest in, on or against the assets of such TRX Entity under any Material Written Agreements; or (v) violation of any judicial or administrative decree, writ, judgment or order to which, to our knowledge, such TRX Entity or its assets are subject.

With your permission, we have assumed that the term “Material Written Agreements” used in this Opinion Letter includes only those agreements listed on Schedule 5.18 to the Credit Agreement.

5. Each Transaction Document is enforceable against the TRX Entity which is a party thereto in accordance with the terms thereof.

6. The Contribution Agreement is enforceable against Parent in accordance with the terms thereof.

7. Based solely upon our examination of the stock records and minute books of Company through December     , 2004 and the Officer’s Certificates, Company’s authorized shares consist of (a) 100,000,000 shares of common stock, par value $.01 per share (the “Common Stock”), of which 12,467,547 shares are outstanding (the “Outstanding Shares”), and 57,552 have been repurchased from employees but are collateral for the promissory notes issued to such employees in exchange for the repurchase of such shares and (b) 10,000,000 shares of preferred stock, of which no shares are outstanding. The Outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable. To our knowledge, there no outstanding options, warrants or other similar rights to purchase or otherwise acquire from the Company shares of Common Stock, except as contemplated in the Transaction Documents and as set forth on Schedule 5.13 of the Credit Agreement.

8. The Security Agreement creates a security interest in favor of the Lender in such of the collateral described therein to the extent that a security interest may be created

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Form of Opinion of McKenna, Long & Aldridge LLP

under Article 9 of the Georgia Uniform Commercial Code, O.C.G.A. §§ 11-9-101 to 11-9-710 (the “UCC”) (such collateral being referred to in the aggregate as the “UCC Collateral” and, with respect to such collateral described in the Security Agreement that has been registered with the U.S. Patent and Trademark Office and U.S. Copyright Office, as applicable, the “IP Collateral”). The Financing Statements with respect to the UCC Collateral are in appropriate form for filing and recordation in the Recording Office (as defined in Exhibit B attached hereto). Upon due filing of the Financing Statements with respect to the UCC Collateral in the Recording Office, a security interest will be perfected in that portion of the UCC Collateral in which a security interest may be perfected under the UCC by the filing of a financing statement. Upon due filing of the Trademark Filing with the U.S. Patent and Trademark Office, a security interest will be perfected in that portion of the IP Collateral in which a security interest may be perfected by such filing.

9. The Pledge Agreement creates a security interest in favor of the Lender in such of the collateral described therein to the extent that a security interest may be created under Article 9 of the UCC (the “Pledge Agreement Collateral”). The Financing Statements with respect to the Pledge Agreement Collateral are in appropriate form for filing and recordation in the Recording Office. Upon due filing of the Financing Statements with respect to the Pledge Agreement Collateral in the Recording Office, a security interest will be perfected in that portion of the Pledge Agreement Collateral in which a security interest may be perfected under the UCC by the filing of a financing statement. In the case of any Pledge Agreement Collateral evidenced by a certificated security, upon delivery to the Lender of such certificated security, together with the blank stock transfer power pertaining to such certificated security in the form attached hereto as Exhibit D, the Lender will have “control” (as defined in § ll-8-106(b) of the UCC) of such certificated security.

10. No consent, approval, authorization or other action by, or filing with, any governmental authority of the United States or the State of Georgia is required for each TRX Entity’s execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby, except for the filing of the Financing Statements with the Recording Office.

11. None of the TRX Entities is: (i) an “investment company” within the meaning of the Investment Company Act of 1940, as amended; (ii) a “holding company” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; or (iii) subject to regulation under the Federal Power Act, as amended.

12. No taxes, including, but not limited to, transfer, excise, mortgage, intangible, documentary stamp or similar taxes (but excluding income or franchise taxes, as to which we express no opinion) are payable to the State of Georgia or to any governmental authority of the State of Georgia on account of the execution or delivery or recording or filing of the Financing Statements, except for normal filing or recording fees.

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Form of Opinion of McKenna, Long & Aldridge LLP

13. The transactions contemplated by the Transaction Documents do not violate the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System of the United States of America.

Based upon the limitations and qualifications set forth herein and in Exhibit B and Exhibit C, we confirm to you that, to our knowledge, no litigation, mediation, arbitration, other alternative dispute resolution proceeding, or adversarial or sanction oriented proceeding before any court, governmental agency or any self-regulatory organization, against any TRX Entity or any of its properties is pending or overtly threatened by a written communication to such TRX Entity.

The Opinions expressed herein are given as of the date hereof, and we expressly decline any undertaking to revise or update any of the Opinions subsequent to the date hereof or to advise you of any matter arising subsequent to the date hereof which would cause us to modify our Opinions, in whole or in part. This opinion letter is provided to you solely for your benefit in connection with the transactions contemplated by the Transaction Documents and may not be relied upon or used for any other purpose, or by any other person, other than your successors and assigns, without our prior written consent.

Very truly yours,

McKENNA LONG & ALDRIDGE, LLP

By:
Jeffrey K. Haidet Partner

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Form of Opinion of McKenna, Long & Aldridge LLP

EXHIBIT E-2

OPINION OF ALEXANDER & SIMON

Bank of America, N.A.

GA1-006-13-15

600 Peachtree Street, N.E.

Atlanta, Georgia 30308-2214

Willemstad, December [    ], 2004

Ladies and Gentlemen,

We have acted as counsel to BCD HOLDINGS N.V., a corporation organized under the laws of the Netherlands Antilles (the “Parent”), in connection with a Credit Agreement (the “Credit Agreement”) entered into by TRX, INC. (the “Borrower”) and Bank of America, N.A. (the “Lender”), and a Capital Contribution Agreement (the “Capital Contribution Agreement”) between the Lender, the Borrower and the Parent. This opinion is being delivered to you at the Parent’s request with the understanding that you are relying on this opinion in entering into the Credit Agreement on the date hereof and making the Credit Extensions from time to time described therein.

We have examined and rely upon the following documents in rendering this opinion:

a. a copy of the articles of association of the Parent as they stand since the last amendment on [    ] which are the currently effective articles of association of Parent according to the extract referred to in item b below (“the Articles of Association”);

b. an official extract dated December [    ] 2004 from the Commercial Register of the Curacao Chamber of Commerce relating to the registration of the Parent under number [    ] and confirmed to us by said Chamber of Commerce by telephone at the date hereof to have remained unaltered;

c. a copy of the general foreign exchange exemption license issued to the Parent by the Bank van de Nederlandse Antillen, being the Central Bank of the Netherlands Antilles on [    ];

d. a copy of the Capital Contribution Agreement dated December [    ], 2004; and

For purposes of the opinions expressed below, we have assumed that (i) all signatures (other than those of representatives of the Parent on the Capital Contribution Agreement) on all documents submitted to us are genuine; (ii) all documents submitted to us as originals (other than the Capital Contribution Agreement) are authentic; and (iii) all documents submitted to us as certified copies or photocopies conform to the originals of such documents, which themselves are authentic.

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Form of Opinion of Alexander & Simon

Based upon and subject to the foregoing, it is our opinion that:

1. The Parent is duly incorporated and validly existing under the laws of the Netherlands Antilles. The Parent is in good standing (meaning that it has not been declared bankrupt, no petition has been filed for an official moratorium and that the Parent has not failed to make any filing or to pay any fee or tax which could make it cease to exist under the laws of the Netherlands Antilles).

2. The Parent has adequate corporate power, authority and legal right to execute and deliver the Capital Contribution Agreement and to comply with the terms, conditions and provisions thereof and perform its obligations thereunder.

3. The Capital Contribution Agreement has been duly authorized by all necessary corporate action on the part of the Parent and has been duly executed and delivered by the Parent.

4. The execution and delivery by the Parent of the Capital Contribution Agreement and compliance with its terms will not violate any provision of law of the Netherlands Antilles currently enacted, or any order, writ, injunction or decree of any court or governmental authority of the Netherlands Antilles which is currently in effect and is not at variance with or in contravention of, and will not result in a breach of, any of the terms, conditions or provisions of, or constitute default under the articles of association of the Parent.

5. It is not necessary or desirable to ensure the enforceability of the Capital Contribution Agreement that the Capital Contribution Agreement or any other document or instrument be registered in any register kept by, or filed with, any governmental authority or regulatory body in the Netherlands Antilles.

6. The Parent has been granted a general foreign exchange exemption license by the Bank van de Nederlandse Antillen, being the Central Bank of the Netherlands Antilles and no other order, consent, approval, license, authorization or validation of or exemption by any government or public body or authority of the Netherlands Antilles or any subdivision thereof is required to authorize or is required in connection with the execution, delivery, performance and enforcement of the Capital Contribution Agreement.

7. No stamp, registration, documentary or similar taxes are payable under the laws of the Netherlands Antilles by reason of the entering by the Parent into the Capital Contribution Agreement and the execution and delivery by the Parent and the performance by the Parent of its obligations under the Capital Contribution Agreement or in relation to any enforcement proceedings in respect of the Capital Contribution Agreement. However a stamp tax amounting to not more than NAFL.10.00 (US$.5.60) per page of the Capital Contribution Agreement and registration tax of NAFL.5.00 (US$.2.80) are payable in case of registration of the Capital Contribution Agreement in the Netherlands Antilles or if such document is brought into the courts of the Netherlands Antilles.

8. No withholding or similar tax will be imposed, under the current laws of the Netherlands Antilles on any payment to be made by the Parent or the Borrower to the Lender under the Capital Contribution Agreement.

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Form of Opinion of Alexander & Simon

9. The choice of the laws of the State of Georgia in the United States of America to govern the Capital Contribution Agreement is a valid choice of law and the submission therein by the Parent to arbitration in the United States and to the non-exclusive jurisdiction of the courts of the State of Georgia in the United States of America is valid and binding upon the Parent.

10. If any final judgment of a court of the State of Georgia in the United States of America is rendered against the Parent with respect to the Capital Contribution Agreement, such judgment would be the basis for enforcement in the courts of the Netherlands Antilles (and any political subdivisions thereof) provided that (a) it has been established in such court that the Parent was liable in the actual situation, (b) such court had jurisdiction over the subject matter of such action under the applicable laws of the State of Georgia, (c) the judgment is final and conclusive, is not open to attack on the grounds of fraud and is for a definitive sum of money, (d) the proceedings of such court of the State of Georgia comported generally with due process affording the defendant a full and fair opportunity to raise and litigate its defences, and (e) enforcement will not conflict with overriding public policy of the Netherlands Antilles. We are not aware of any provisions of the Capital Contribution Agreement that would conflict on the date hereof with overriding public policy of the Netherlands Antilles.

Our opinions contained herein are rendered solely in connection with the credit extensions and other transactions contemplated under the Credit Agreement and Capital Contribution Agreement and may not be relied upon in any manner by any person or entity other than the addressee hereof, any successor or assignee of the addressee (including successive assignees) and any person or entity who shall acquire a participation interest in the interest of the Lender (collectively, the “Reliance Parties”), or by any Reliance Party for any other purpose. Our opinions herein shall not be quoted or otherwise included, summarized or referred to in any publication or document, in whole or in part, for any purpose whatsoever, or furnished to any Person other than a Reliance Party (or a person or entity considering whether to become a Reliance Party), in each case except as may be required of any Reliance Party by applicable law or regulation, in accordance with any auditing or oversight function or request of regulatory agencies to which a Reliance Party is subject, or otherwise in connection with the administration of the Loan (including, without limitation, the exercise of any right or remedy thereunder).

We express no opinion on any matters except insofar as they are governed by the laws of the Netherlands Antilles.

Sincerely,

Alexander & Simon

By:
Miguel L. Alexander, LL.M. Civil Law Notary.

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Form of Opinion of Alexander & Simon

Exhibit 10.12

AMENDMENT NO. 1 TO CREDIT AGREEMENT AND LIMITED WAIVER

This Amendment No. 1 to Credit Agreement and Limited Waiver (this “Amendment”) dated as of April 21, 2005, is made among TRX, INC., a Georgia corporation (the “Borrower”), each of the Subsidiaries of the Borrower signatory hereto (collectively, the “Guarantors”), BCD HOLDINGS N.V., a corporation organized under the laws of the Netherlands Antilles (the “Parent”), and BANK OF AMERICA, N.A. (the “Lender”).

W I T N E S S E T H:

WHEREAS, the Borrower and the Lender have entered into that certain Credit Agreement dated as of December 30, 2004 (the “Credit Agreement”; capitalized terms used in this Amendment not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the Lender has made available to the Borrower a revolving credit facility, including a letter of credit subfacility;

WHEREAS, each of the Guarantors has entered into a Guaranty pursuant to which it has guaranteed the payment and performance of the obligations of the Borrower under the Credit Agreement and the other Loan Documents;

WHEREAS, the Parent has entered into a Capital Contribution Agreement pursuant to which it has agreed to make certain capital contributions to the Borrower upon the terms and conditions set forth therein; and

WHEREAS, the Borrower has advised the Lender that it desires to amend certain provisions of the Credit Agreement and to obtain certain waivers as set forth below and the Lender is willing to effect such amendments and waivers on the terms and conditions contained in this Amendment;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, and in reliance upon the representations and warranties of the Borrower made herein, the Credit Agreement is hereby amended as follows:

(a)	Section 7.03 of the Credit Agreement is amended to delete the existing clauses (g) and (h) in their entirety and insert the following in lieu thereof:

“(g) additional unsecured Indebtedness not permitted by clauses (a) through (f) above in an aggregate principal amount not to exceed, taken together with all Indebtedness permitted by clause (h) below, $800,000 at any time outstanding from the Closing Date until April 21, 2005, $1,716,000 at any time from April 22, 2005, through August 15, 2005, and “$1,012,000 at any time thereafter; and

(h) promissory notes to ex-employees of any Loan Party that are given as consideration for the repurchase of Equity Interests of the Borrower upon the termination of such employment in an aggregate principal amount not to exceed, taken together with all Indebtedness permitted by clause (g) above, $800,000 at any time outstanding from the Closing Date until April 21, 2005, $1,716,000 at any time from April 22, 2005, through August 15,2005, and “$1,012,000 at any time thereafter.”;

(b)	Section 7.06 of the Credit Agreement is amended to delete the existing clause (e) in its entirety and insert the following in lieu thereof:

“(e) the Borrower may repurchase its Equity Interests from employees of any Loan Party upon the termination of such Person’s employment; provided, that (i) the consideration for such repurchases shall consist solely of cash and unsecured promissory notes issued by the Borrower, (ii) the aggregate amount of such cash consideration plus the aggregate principal amount of such promissory notes shall not exceed $1,286,000 with respect to repurchases made while this Agreement is in effect, and (iii) the aggregate amount of such cash consideration paid in any given fiscal year of the Borrower with respect to repurchases made while this Agreement is in effect plus the aggregate amount of principal payments to be paid in cash under such promissory notes during such fiscal year with respect to repurchases made while this Agreement is in effect shall not exceed $322,000 during the fiscal year ending December 31,2005, or $964,000 during the fiscal year ending December 31, 2006.”; and

(c)	Schedule 5.13 of the Credit Agreement is hereby deleted in its entirety and the attached Schedule 5.13 is inserted in lieu thereof.

2.	Limited Waiver. Subject to the terms and conditions set forth herein, and in reliance upon the representations and warranties of the Borrower made herein, the Lender hereby waives any Event of Default that may exist as a result of the representations and warranties in Section 5.13 having been incorrect when made on and after the Closing Date until the date of this Amendment; provided, that such representations and warranties are true and correct after giving effect to Section 1(c) of this Amendment.

The waivers set forth in this Section 2 are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Credit Agreement or any other Loan Document are intended to be effected hereby.

3.	Effectiveness; Conditions Precedent. The amendments and waivers herein provided shall be effective (as of the date of this Amendment) upon the satisfaction of the following conditions precedent:

(a)	the Lender shall have received each of the following documents or instruments in form and substance acceptable to the Lender:

(i)	one or more counterparts of this Amendment, duly executed by the Borrower, each Guarantor and the Parent; and

(ii)	such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the Lender shall reasonably request; and

(b)	all fees and expenses payable to the Lender (including the fees and expenses of counsel to the Lender) estimated to date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

2

4.	Consent of the Guarantors and the Parent. Notwithstanding that such consent is not required by the Loan Documents, each of the Guarantors and the Parent hereby consents, acknowledges and agrees to the amendments and waivers set forth herein and hereby confirms and ratifies in all respects the Loan Documents to which such Person is a party (including without limitation the continuation of such Person’s payment and performance obligations and the effectiveness and priority of any Liens granted thereunder, in each case upon and after the effectiveness of this Amendment and the amendments and waivers contemplated hereby) and the enforceability of such Loan Documents against such Person in accordance with its terms.

5.	Representations and Warranties. In order to induce the Lender to enter into this Amendment, the Borrower represents and warrants to the Lender as follows:

(a)	The representations and warranties made by it in Article V of the Credit Agreement, and by each Loan Party and in each of the Loan Documents to which such Loan Party is a party are true and correct on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date (after giving effect to Section 1(c) and Section 2 of this Amendment);

(b)	Since the date of the most recent financial reports of the Borrower delivered pursuant to Section 6.01 of the Credit Agreement, no act, event, condition or circumstance has occurred or arisen which, singly or in the aggregate with one or more other acts, events, occurrences or conditions (whenever occurring or arising), has had or could reasonably be expected to have a Material Adverse Effect;

(c)	This Amendment has been duly authorized, executed and delivered by the Borrower, the Guarantors and the Parent and constitutes a legal, valid and binding obligation of such Persons, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and

(d)	After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

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6.	Entire Agreement. This Amendment, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other.

7.	Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

8.	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

9.	Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of Georgia applicable to contracts executed and to be performed entirely within such State, and shall be further subject to the provisions of Section 9.13 of the Credit Agreement.

10.	Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

11.	References. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby.

12.	Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, each Guarantor, the Parent, the Lender and their respective successors and assignees to the extent such assignees are permitted assignees as provided in Section 9.06 of the Credit Agreement.

[Signature pages follow.]

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

TRX, INC.

By:	/s/ Norwood H. Davis, III
Name:	Norwood H. Davis, III
Title:	President

GUARANTORS:

Technology Licensing Company, LLC, a Georgia limited liability company

By:	/s/ Timothy J. Severt
Name:	Timothy J. Severt
Title:	Secretary

Travel Technology, LLC, a Georgia limited liability company

By:	/s/ Timothy J. Severt
Name:	Timothy J. Severt
Title:	Secretary

TRX Data Services, Inc., a Virginia corporation

By:	/s/ Timothy J. Severt
Name:	Timothy J. Severt
Title:	Secretary

TRX Fulfillment Services, LLC, a Georgia limited liability company

By:	/s/ Timothy J. Severt
Name:	Timothy J. Severt
Title:	Secretary

Signature Page 1 of 2

TRX Technology Services, L.P., a Georgia limited partnership

By:	TRX Fulfillment Services, LLC, its general partner

	By:	/s/ Timothy J. Severt
Name: Timothy J. Severt
Title: Secretary

PARENT:

BCD HOLDINGS N.V.

By:
C.E. Dip, Managing Director

By:
F.D. Leo, Managing Director

LENDER:

BANK OF AMERICA, N.A.

By:
Name:
Title:

Signature Page 2 of 2

TRX Technology Services, L.P., a Georgia limited partnership

By:	TRX Fulfillment Services, LLC, its general partner

By:
		Name:	Timothy J. Severt
		Title:	Secretary

PARENT:

BCD HOLDINGS N.V.

By:	/s/ C.E Dip
C.E. Dip, Managing Director

By:	/s/ F.D. Leo
F.D. Leo, Managing Director

LENDER:

BANK OF AMERICA, N.A.

By:
Name:
Title:

Signature Page 2 of 2

TRX Technology Services, L.P., a Georgia limited partnership

By:	TRX Fulfillment Services, LLC, its general partner

By:
		Name:	Norwood H. Davis, III
		Title:	President

PARENT:

BCD HOLDINGS N.V.

By:
C.E. Dip, Managing Director

By:
F.D. Leo, Managing Director

LENDER:

BANK OF AMERICA, N.A

By:	/s/ Thomas M. Paulk
Name:	Thomas M. Paulk
Title:	Vice President

Signature Page 2 of 2

SCHEDULE 5.13

SUBSIDIARIES;

OTHER INVESTMENTS; EQUITY INTERESTS

IN THE BORROWER

Part (b).	Other Equity Investments:

None.

Part (c).	Other Investments:

See Schedule 7.02 (“Existing Investments”).

Part (d).	Owners of Equity Interests in the Borrower:

	Shares	Options	Convertible Shares	Warrants
(1) BCD Technology, SA	9,008,507	-0-	95,378	-0-
(2) Hogg Robinson Holdings BV	2,295,313	-0-	94,277	-0-
(3) Sabre Investments, Inc.	47,029	-0-	1,359,927	640,285
(4) WorldTravel Partners I, LLC	-0-	-0-	235,721	-0-
(5) Directors	823,321	114,810	27,933	-0-
(6) Management	287,582	470,000	-0-	-0-
(7) American Express	-0-	-0-	-0-	197,968

TOTAL:	12,461,752	584,810	1,813,237	838,253

NOTES:

1.	The number of Convertible Shares is calculated pursuant to that certain amended and restated convertible promissory note dated as of July 2, 2002, from TRX, Inc. to BCD Technology, SA in an original principal amount of $1,052,022. Upon conversion of this note, BCD Technology, SA shall be entitled to receive one share of Common Stock for each $11.03 of principal and accrued and due but unpaid interest through the Conversion Date (the “Conversion Price”). Accordingly, based upon the original principal amount only, the number of shares of Common Stock upon conversion is $1,052,022 divided by $11.03, which equals 95,378.

2.	The number of Convertible Shares is calculated pursuant to that certain convertible promissory note dated as of November 16, 2001, from TRX, Inc. to Hogg Robinson Holdings BV in an original principal amount of $1,039,873. Upon conversion of this note, Hogg Robinson Holdings BV shall be entitled to receive one share of Common Stock for each $11.03 of principal and accrued and due but unpaid interest through the Conversion Date (the “Conversion Price”). Accordingly, based upon the original principal amount only, the number of shares of Common Stock upon conversion is $1,039,873 divided by $11.03, which equals 94,277.

3.	The number of Convertible Shares is calculated pursuant to the Sabre Note. Upon conversion of this note, Sabre Investments, Inc. shall be entitled to receive one share of Common Stock for each $11.03 of principal and accrued and due but unpaid interest through the Conversion Date (the “Conversion Price”). Accordingly, based upon the original principal amount only, the number of shares of Common Stock upon conversion is $15,000,000 divided by $11.03, which equals 1,359,927.

4.	The number of Convertible Shares is calculated pursuant to that certain convertible promissory note dated as of July 1, 2002, from TRX, Inc. to WorldTravel Partners I, LLC in an original principal amount of $2,600,000. Upon conversion of this note, WorldTravel Partners I, LLC shall be entitled to receive one share of Common Stock for each $11.03 of principal and accrued and due but unpaid interest through the Conversion Date (the “Conversion Price”). Accordingly, based upon the original principal amount only, the number of shares of Common Stock upon conversion is $2,600,000 divided by $11.03, which equals 235,721.

5.	The number of Convertible Shares is calculated pursuant to that certain convertible promissory note dated as of November 16, 2001, from the Borrower to Davis Family Holdings, LLC in an original principal amount of $308,105. Upon conversion of this note, Davis Family Holdings, LLC shall be entitled to receive one share of Common Stock for each $11.03 of principal and accrued and due but unpaid interest through the Conversion Date (the “Conversion Price”). Accordingly, based upon the original principal amount only, the number of shares of Common Stock upon conversion is $308,105 divided by $11.03, which equals 27,933.

6.	Not shown on the table above are 61,415 shares of the Borrower’s common stock which have been repurchased by the Borrower from certain employees, but are collateral for the Notes issued in payment to such employees for such stock.

7.	In July 2000, the Company granted American Express a warrant to purchase up to 197,968 shares of common stock, exercisable over a five-year period. In July 2001, the exercise price of the warrants was established at $12.96 per share and 24,723 shares vested. The warrants for the remaining 173,245 shares become vested upon American Express generating certain levels of revenue for the Borrower.